UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TWITTER, INC.

1355 MARKET STREET, SUITE 900

SAN FRANCISCO, CALIFORNIA 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 12:30 p.m. Pacific Time on Monday, May 20, 2019

Dear Stockholders of Twitter, Inc.:

The 2019 annual meeting of stockholders (the “Annual Meeting”) of Twitter, Inc., a Delaware corporation (“Twitter”), will be held on Monday, May 20, 2019 at 12:30 p.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and Twitter. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect three Class III directors to serve until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers (“Say-on-Pay”);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;

4.	To consider and vote upon three stockholder proposals, if properly presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on March 27, 2019 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Twitter.

By order of the Board of Directors,

Jack Dorsey

Chief Executive Officer and Director

San Francisco, California

April 8, 2019

TWITTER, INC. / 2019 Proxy Statement	1

ii	TWITTER, INC. / 2019 Proxy Statement

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

TWITTER, INC.

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 12:30 p.m. Pacific Time on Monday, May 20, 2019

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2019 annual meeting of stockholders of Twitter, Inc., a Delaware corporation (“Twitter”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday, May 20, 2019 at 12:30 p.m. Pacific Time.

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 8, 2019 to all stockholders entitled to vote at the Annual Meeting.

TWITTER, INC. / 2019 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Why are you holding a virtual Annual Meeting?

Our Annual Meeting will be conducted via live audio webcast and online stockholder tools. We have implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We believe this is the right choice for a company with a global footprint. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. We remain very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit profanity or other inappropriate language for publication. Just like we did when we held in-person meetings, during the live Q&A session of the Annual Meeting, we answer questions as they come in and address those asked in advance, as time permits. A replay and a written transcript of the meeting will be made publicly available on our investor relations site.

What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	TWITTER BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
(Proposal No. 1) The election of three Class III directors to serve until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified.	FOR each nominee	29
(Proposal No. 2) The approval, on an advisory basis, of the compensation of our named executive officers (“Say-on-Pay”).	FOR	31
(Proposal No. 3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.	FOR	32
(Proposal No. 4) A stockholder proposal regarding simple majority vote, if properly presented at the Annual Meeting.	AGAINST	35
(Proposal No. 5) A stockholder proposal regarding a report on our content enforcement policies, if properly presented at the Annual Meeting.	AGAINST	37
(Proposal No. 6) A stockholder proposal regarding board qualifications, if properly presented at the Annual Meeting.	AGAINST	40

2	TWITTER, INC. / 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.

Who is entitled to vote?

Holders of our common stock as of the close of business on March 27, 2019, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 767,912,563 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.

Stockholders of Record

If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders

If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to attend the Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting. For more information on how to attend the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

TWITTER, INC. / 2019 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
(Proposal No. 1) The election of three Class III directors to serve until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified.

Our amended and restated bylaws (the “Bylaws”) provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (i.e., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee).

Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders his or her resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

(Proposal No. 2) The approval, on an advisory basis, of the Say-on-Pay.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining compensation decisions for our named executive officers.

4	TWITTER, INC. / 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
(Proposal No. 3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

(Proposal No. 4) A stockholder proposal regarding simple majority vote, if properly presented at the Annual Meeting.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

(Proposal No. 5) A stockholder proposal regarding a report on our content enforcement policies, if properly presented at the Annual Meeting.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

(Proposal No. 6) A stockholder proposal regarding board qualifications, if properly presented at the Annual Meeting.

The affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Delaware law. The presence, virtually or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, against votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 19, 2019
(have your Notice or proxy card in hand when you visit the website);

•	By toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call);

•	By completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or

•	By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/TWTR2019, where you may vote and submit questions during the Annual Meeting. Please have your Notice or proxy card in hand when you visit the website. For more information on how to attend and vote at the Annual Meeting, please see the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?” on page 6.

TWITTER, INC. / 2019 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What do I need to do to attend the Annual Meeting virtually?

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWTR2019. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

The Annual Meeting live audio webcast will begin promptly at 12:30 p.m. Pacific Time on Monday, May 20, 2019. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:15 p.m. Pacific Time, and you should allow ample time for the check-in procedures.

What if I have technical difficulties during the check-in time or during the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/TWTR2019. Please be sure to check in by 12:15 p.m. Pacific Time on May 20, 2019, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and returning a later-dated proxy card;
•	notifying the Secretary of Twitter, Inc., in writing, at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jack Dorsey (our Chief Executive Officer), Ned Segal (our Chief Financial Officer) and Vijaya Gadde (our Chief Legal Officer and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 8, 2019 to all stockholders entitled to vote at the Annual Meeting.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

6	TWITTER, INC. / 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your broker, bank or other nominee will not have discretion to vote on the election of directors, the advisory vote on Say-on-Pay or the stockholder proposals, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us as follows:

Twitter, Inc.

Attention: Investor Relations

1355 Market Street, Suite 900

San Francisco, California 94103

Tel: (415) 222-9670

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 10, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of

TWITTER, INC. / 2019 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Twitter, Inc.

Attention: Secretary

1355 Market Street, Suite 900

San Francisco, California 94103

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2020 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 24, 2020; and

•	not later than February 23, 2020.

In the event that we hold our 2020 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2020 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2020 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of 2020 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee if you have held one percent (1%) of the fully diluted capitalization of the company for at least twelve (12) months prior to the date of the submission of the recommendation. Any such recommendations must comply with our amended and restated certificate of incorporation, Bylaws and applicable laws, rules and regulations, should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws is available on our website at https://investor.twitterinc.com. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

8	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. All of our directors, other than Mr. Dorsey, our Chief Executive Officer, and Mr. Kordestani, our Executive Chairman, are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2019, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Evan Williams stepped down as a member of our board of directors effective February 28, 2019 and Marjorie Scardino stepped down as a member of our board of directors effective December 31, 2018. Full biographical information is below.

	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMP. COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Directors with Terms expiring at the Annual Meeting/Nominees
Jack Dorsey	III	42	Chief Executive Officer and Director	2007	2019	2022
Patrick Pichette(1)(L)	III	56	Director	2017	2019	2022	X
Robert Zoellick(2)	III	65	Director	2018	2019	2022	X
Continuing Directors
Omid R. Kordestani	I	55	Executive Chairman	2015	2020	—
Martha Lane Fox	II	45	Director	2016	2021	—	X
Debra Lee	II	64	Director	2016	2021	—	X
Ngozi Okonjo-Iweala(3)	I	64	Director	2018	2020	—	X
David Rosenblatt	II	51	Director	2010	2021	—	X
Bret Taylor	I	38	Director	2016	2020	—	X

(1)	Mr. Pichette was appointed as our lead independent director and joined the compensation committee, each effective December 31, 2018 and replacing Ms. Scardino.
(2)	Mr. Zoellick joined the board of directors on July 19, 2018.
(3)	Dr. Okonjo-Iweala joined the board of directors on July 19, 2018 and joined the audit committee effective December 31, 2018, replacing Ms. Scardino.

Legend: (L) Lead independent director | Chair | Member | Audit committee financial expert

TWITTER, INC. / 2019 Proxy Statement	9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Considerations in Evaluating Director Nominees

Board of Directors Experience

✓  Finance and Accounting

✓  Technology Industry

✓  Digital and Social Media

✓  Operation of Global Organizations

✓  Mergers and Acquisitions

✓  Risk Management

✓  Computer Science

✓  Cybersecurity / Cyber Risk

✓  Regulatory

✓  Data Privacy

✓  Information Quality

✓  Machine Learning

✓  Strategic Transformation

✓  International Tax

✓  Intellectual Property

✓  Executive Leadership and Talent Development

✓  Customer Perspective

✓  Company Senior Leadership

✓  Public Company Board Membership

✓  Public Policy

✓  Brand Marketing

Considerations in Evaluating Director Nominees

Our board of directors follow an annual director nomination process that promotes thoughtful and in-depth review of our board and committee composition as well as each individual director throughout the year. Each year, at the beginning of the process, the nominating and corporate governance committee reviews current board and committee composition in context with the company’s strategy to confirm that the traits, attributes and qualifications are aligned with our long-term strategy and continue to promote effective board and committee performance. The outcome of the annual evaluations is used to inform director search priorities as applicable. Each year, the nominating and corporate governance committee reviews incumbent director nominees, evaluates any changes in circumstances that may impact their candidacy, and considers information from the board evaluation process. The nominating and corporate governance committee also identifies potential new director nominees, in some cases, using a search firm that is paid a fee for its services, together with referrals and suggestions from board members and stockholders. In 2018, our nominating and corporate governance committee retained the services of an executive search firm to assist it in identifying potential new candidates to join our board of directors. The nominating and corporate governance committee interviews potential director nominees to explore their qualifications, as applicable (including, without limitation, issues of character, ethics, integrity, judgment, professional experience, independence, area of expertise, strategic vision, length of service, potential conflicts of interest, management, accounting and finance expertise, cybersecurity / cyber risk expertise,

10	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Considerations in Evaluating Director Nominees

risk management, talent development and other commitments), interest and availability for board service. Our board believes that our board of directors should be a diverse body. Our Corporate Governance Guidelines require our nominating and corporate governance committee to consider a broad range of backgrounds, experiences and diversity (in all aspects of that word). Our annual director nomination process is illustrated below.

Nominees must also have the ability to offer advice and guidance to our management based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Nominees must understand the fiduciary responsibilities that are required of directors and have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and applicable committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Upon a recommendation from the nominating and corporate governance committee, the board of directors approves the nomination of director nominees for election at the annual meeting of stockholders.

The experiences, qualifications and skills of each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors that the board of directors considered in the nomination of such director are included below the directors’ individual biographies on the following pages. The board of directors concluded that each nominee should serve as a director based on the specific experience and attributes listed below and the direct personal knowledge of each nominee’s previous service on the board of directors, including the insight each nominee brings to the board of directors’ functions and deliberations.

TWITTER, INC. / 2019 Proxy Statement	11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Orientation and Education

Director Orientation and Education

All directors who join our board are required to participate in a “bootcamp” event following their appointment, typically before their first board of directors meeting, which is a robust program designed to provide directors with access to a variety of information and resources on key issues affecting our business. Newly appointed directors meet with members of senior management and select members of the board of directors in order to understand the business and operations of the company, and are given an overview of, among other things, our key priorities and strategies, products, teams, financials, and key corporate governance and legal matters. Our bootcamp event is designed to bring our newly appointed directors up to speed quickly on important developments and issues in the context of our business and help them “hit the ground running” with their board of director and committee duties and responsibilities.

12	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Nominees for Director

Nominees for Director

JACK DORSEY

Co-Founder and Chief Executive Officer of Twitter, Inc. and Square, Inc.

Director since 2007

Age 42

Committees: None

Jack Dorsey is one of our founders and has served as our Chief Executive Officer since September 2015 and as a member of our board of directors since May 2007. Mr. Dorsey served as our interim Chief Executive Officer from July 2015 to September 2015 and as our President and Chief Executive Officer from May 2007 to October 2008. Mr. Dorsey served as the Chairperson of our board of directors from October 2008 to September 2015. Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc., a provider of payment processing services.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as co-founder and Chief Executive Officer of Twitter and Square, Inc.
✓	In-depth knowledge of the technology sector and experience in developing transformative business models.
✓	Unmatched familiarity with and knowledge of our technologies and product offerings.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of several large, complex global public companies.

Other Public Company Board Service: The Walt Disney Company, a multinational media and entertainment company (December 2013 – March 2018) and Square, Inc., a payments processing services company (February 2009 – Present)

PATRICK PICHETTE

Former Senior Vice President and Chief Financial Officer of Google

Director since 2017

Age 56

Committees: Audit Committee (Chair) and Compensation Committee

Patrick Pichette has served as a member of our board of directors since December 2017. From August 2008 until May 2015, Mr. Pichette served as Senior Vice President and Chief Financial Officer of Google Inc., an internet search company (“Google”). From January 2001 until July 2008, Mr. Pichette served as an executive officer of Bell Canada Enterprises Inc., a telecommunications company, including, in his last position, as President, Operations for Bell Canada, and previously as Executive Vice President, Chief Financial Officer, and Executive Vice President of Planning and Performance Management. From 1996 to 2000, Mr. Pichette was a principal at McKinsey & Company, a management consulting firm. From 1994 to 1996, he served as Vice President and Chief Financial Officer of Call-Net Enterprises Inc., a Canadian telecommunications company. Mr. Pichette holds a M.A. in Philosophy, Politics, and Economics from Oxford University and a B.A. in Business Administration from Université du Québec à Montréal.

Skills and Expertise:

✓	Global business leadership and extensive financial and management expertise as former Senior Vice President and Chief Financial Officer of Google.
✓	Financial expertise and significant audit and financial reporting knowledge.
✓	Outside board experience as a director of several large, complex global public companies.

Other Public Company Board Service: Bombardier Inc., a manufacturer of airplanes and trains (October 2013 – November 2017)

TWITTER, INC. / 2019 Proxy Statement	13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Nominees for Director

ROBERT ZOELLICK

Former President of the World Bank Group

Director since 2018

Age 65

Committees: None

Robert Zoellick has served as a member of our board of directors since July 2018. From May 2017 to April 2019, Mr. Zoellick served as the Chairman of the Board of Directors of AllianceBernstein Holding L.P., a global investment management firm. Since August 2013, Mr. Zoellick has served as a board member of Temasek Holdings (Private) Ltd., a Singaporean corporation principally engaged in the business of investment holding. Since May 2017, he has served as a Senior Counselor to the Brunswick Group, a global public affairs and communications firms. Since July 2012, he has also been a Senior Fellow at the Belfer Center for Science and International Affairs at Harvard University’s Kennedy School of Government.

From October 2013 until September 2016, Mr. Zoellick served as Chairman of the Board of International Advisors at the Goldman Sachs Group. From July 2007 until June 2012, he served as President of the World Bank Group. From 2006 to 2007, he served as Vice Chairman, international and a managing director of Goldman Sachs. Mr. Zoellick served as the Deputy Secretary for the U.S. Department of State from 2005 until 2006 and as the U.S. Trade Representative from 2001 to 2005. From 1985 to 1993, Mr. Zoellick held various posts in the U.S. government, including Counselor to the U.S. Secretary of the Treasury, Under Secretary of State, and Deputy Chief of Staff at the White House. Mr. Zoellick holds a J.D. from the Harvard Law School, an M.P.P. from Harvard’s Kennedy School of Government, and a B.A. from Swarthmore College.

Skills and Expertise:

✓	Finance and accounting experience as the former Chairman of the Board of Directors of AllianceBernstein Holding L.P., various positions at Goldman Sachs, and as President of the World Bank Group.
✓

Government and public policy experience from several positions in the U.S. Government, as a Senior Fellow at Harvard University’s Kennedy School of Government, and as a Senior Counselor to the Brunswick Group.

✓	Global business leadership and operational experience as the former President of the World Bank Group.

Other Public Company Board Service: AllianceBernstein Holding L.P., a global investment management firm (May 2017 – April 2019) and Laureate Education, Inc., a network of for-profit higher institutions (December 2013 – December 2017)

Continuing Directors

OMID R. KORDESTANI

Executive Chairman of Twitter, Inc.

Director since 2015

Age 55

Committees: None

Omid R. Kordestani has served as the Executive Chairman of our board of directors since October 2015. From August 2014 to August 2015, Mr. Kordestani served as Senior Vice President and Chief Business Officer at Google. From May 1999 to April 2009, Mr. Kordestani served as Senior Vice President of Global Sales and Business Development at Google. From 1995 to 1999, Mr. Kordestani served as Vice President of Business Development at Netscape Communications Corporation. Prior to joining Netscape Communications Corporation, Mr. Kordestani held positions in business development, product management and marketing at The 3DO Company, Go Corporation and Hewlett-Packard Company. Mr. Kordestani holds a B.S. in Electrical Engineering from San Jose State University and an M.B.A. from Stanford University.

Skills and Expertise:

✓	Global business leadership, operational and organizational experience, corporate strategy experience and management experience as former Senior Vice President and Chief Business Officer of Google.
✓	First-hand experience in successfully leading and managing large, complex global sales, support and service organizations in the technology industry.

Other Public Company Board Service: Vodafone Group plc, a multinational telecommunications company (March 2013 – October 2014)

14	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

MARTHA LANE FOX

Founder and Chairperson of Lucky Voice Group Ltd.

Chairperson of MakieWorld Ltd.

Former Co-Founder and Managing Director of lastminute.com

Crossbench Peer in House of Lords

Director since 2016

Age 45

Committees: Audit Committee and Nominating and Corporate Governance Committee

Martha Lane Fox has served as a member of our board of directors since April 2016. Since August 2005, Ms. Lane Fox has served as the Founder and Chairperson of Lucky Voice Group Ltd., a private karaoke company, and since September 2012 as the Chairperson of MakieWorld Ltd., a 3D printing and game company. From 1998 to 2003, Ms. Lane Fox was the Co-Founder and Managing Director of lastminute.com, a travel and leisure website, and remained on the board of directors until 2005. Since December 2017, Ms. Lane Fox has served as a member of the Joint Committee for National Security Strategy. Since March 2013, Ms. Lane Fox has served as a crossbench peer in the United Kingdom House of Lords.

Since September 2015, Ms. Lane Fox has served as the founder and chair of doteveryone.org.uk, an organization advancing the understanding and use of Internet enabled technologies, and in September 2014 was appointed Chancellor of Open University. Ms. Lane Fox has also served on various private company boards. Ms. Lane Fox holds a B.A. in Ancient History and Modern History from University of Oxford.

Skills and Expertise:

✓	Global business leadership, operational experience, and management experience as former Co-Founder and Managing Director of lastminute.com.
✓	Outside board experience as a director of a large, complex global public company, as well as several private companies.
✓	Valuable experience in technology and consumer industries.
✓	Government insights as crossbench peer in the United Kingdom House of Lords.

Other Public Company Board Service: Marks and Spencer plc, a multinational retailer (July 2007 – April 2015)

DEBRA LEE

Former Chairperson and Chief Executive Officer of BET Networks

Director since 2016

Age 64

Committees: Nominating and Corporate Governance Committee (Chair)

Debra Lee has served as a member of our board of directors since May 2016. Between January 2006 and May 2018, Ms. Lee served as Chairperson and Chief Executive Officer of BET Networks, a media and entertainment subsidiary of Viacom, Inc. that owns and operates BET Networks and several other ventures. Ms. Lee held a number of executive positions with BET Networks after she joined in 1986 before becoming Chairperson and Chief Executive Officer in January 2006, including President and Chief Executive Officer from June 2005 to January 2006, President and Chief Operating Officer from 1995 to 2005 and also served as Executive Vice President and General Counsel, and Vice President and General Counsel. Ms. Lee holds a B.A. from Brown University, a J.D. from Harvard Law School and an M.P.P. from Kennedy School of Government at Harvard University.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as former Chairperson and Chief Executive Officer of BET Networks.
✓	Over 25 years of leadership experience running one of the world’s top media companies.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of several large, complex global public companies, which provides us with important perspectives in an evaluation of our practices and processes.

Other Public Company Board Service: Marriott International, Inc., a worldwide operator, franchisor, and licensor of hotels and timeshare properties under numerous brand names (2000 – Present), WGL Holdings, Inc., an energy company (1999 – July 2018) and Revlon, Inc., a cosmetics, skin care, fragrance, and personal care company (January 2006 – June 2015)

TWITTER, INC. / 2019 Proxy Statement	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

NGOZI OKONJO-IWEALA

Senior Advisor to Lazard, Ltd.

Director since 2018

Age 64

Committees: Audit Committee

Ngozi Okonjo-Iweala has served as a member of our board of directors since July 2018. Since September 2015, Dr. Okonjo-Iweala has served as a Senior Advisor to Lazard, Ltd., a global financial advisory and asset management firm. Prior to joining Lazard, Dr. Okonjo-Iweala served as the Minister of Finance of Nigeria from July 2003 until June 2006 and as the Minister of Finance and Coordinating Minister for the Economy of Nigeria from August 2011 until May 2015. From 1982 until 2003 and then from December 2007 until August 2011, she held several positions at the World Bank, most recently as Managing Director from December 2007 until August 2011. Dr. Okonjo-Iweala holds a Ph.D. from the Massachusetts Institute of Technology and an A.B. from Harvard University.

Skills and Expertise:

✓	Over 30 years of experience in international finance and development.
✓	Finance and accounting experience as a Senior Advisor to Lazard Ltd.
✓	Government experience as the former Minister of Finance of Nigeria
✓	Global business leadership and operational experience as a former Managing Director at the World Bank.

Other Public Company Board Service: Standard Chartered plc, a multinational banking and financial services company (November 2017 – Present)

DAVID ROSENBLATT

Chief Executive Officer of 1stdibs.com, Inc.

Director since 2010

Age 51

Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

David Rosenblatt has served as a member of our board of directors since December 2010. Since November 2011, Mr. Rosenblatt has served as Chief Executive Officer of 1stdibs.com, Inc., an online luxury marketplace. From October 2008 to May 2009, Mr. Rosenblatt served as President of Global Display Advertising at Google. Mr. Rosenblatt joined Google in March 2008 in connection with Google’s acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and served in several executive positions during his tenure, including as Chief Executive Officer from July 2005 to March 2008 and President from 2000 to July 2005. Mr. Rosenblatt holds a B.A. in East Asian Studies from Yale University and an M.B.A. from Stanford University.

Skills and Expertise:

✓	Global business leadership and extensive financial and management expertise as Chief Executive Officer of 1stdibs.com, Inc.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓

Outside board experience as a director of a large, complex global public company, as well as several private companies, which provides us with important perspectives in an evaluation of our practices and processes.

Other Public Company Board Service: IAC/ InterActiveCorp, a media and internet company (December 2008 – Present)

16	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

BRET TAYLOR

President and Chief Product Officer of Salesforce.com, Inc.

Director since 2016

Age 38

Committees: Compensation Committee

Bret Taylor has served as a member of our board of directors since July 2016. Since November 2017, Mr. Taylor has served as the President and Chief Product Officer of Salesforce.com, Inc., a customer relationship management company. From September 2012 to November 2017, Mr. Taylor served as the Chief Executive Officer and co-founder of Quip, Inc., a productivity software company (acquired by Salesforce.com, Inc.). From August 2009 to July 2012, Mr. Taylor served as Chief Technology Officer of Facebook, Inc. From October 2007 to August 2009, Mr. Taylor served as the Chief Executive Officer of FriendFeed, Inc., a social network. From June 2007 to September 2007, Mr. Taylor served as an entrepreneur-in-residence at Benchmark, a venture capital firm, where he co-founded FriendFeed, Inc. Prior to June 2007, Mr. Taylor served as Group Product Manager at Google, where he co-created Google Maps and the Google Maps API. Mr. Taylor holds a B.S. and a Master’s Degree in Computer Science from Stanford University.

Skills and Expertise:

✓	Global business leadership, operational experience, and experience developing technology as President and Chief Product Officer of Salesforce.com, Inc.
✓	In-depth knowledge of the technology sector.
✓	Extensive knowledge of our technologies and product offerings.
✓	Offers us a unique perspective with respect to building and managing a global brand in rapidly-changing industries.
✓	Outside board experience as a director of a large, complex global public company.

Other Public Company Board Service: Axon Enterprise, Inc. (f/k/a TASER International, Inc.), a protection technologies company (June 2014 – Present)

Director Independence

Our common stock is listed on the NYSE. Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and such director does not have specified relationships with the company.

In addition, audit committee members must satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.

Our board of directors has undertaken a review of the independence of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mses. Lane Fox and Lee and Dr. Okonjo-Iweala, and Messrs. Pichette, Rosenblatt, Taylor and Zoellick are “independent” as that term is defined under the listing standards of the NYSE. As discussed below, all members of our audit and compensation committees also satisfy the heightened independence standards applicable to those committees. In the case of Mr. Williams and Ms. Scardino, former members of our board of directors who served as directors in 2018, Mr. Williams, one of our co-founders, had been independent since 2015, and Ms. Scardino was independent during the time she served on our board of directors. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including in assessing the materiality of a director’s relationship with the company, considering the issue from the standpoint of the organizations with which the director has an affiliation, and the transactions involving them described in the section titled “Related Person Transactions.”

TWITTER, INC. / 2019 Proxy Statement	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure and Role of Our Lead Independent Director

Board Leadership Structure and Role of Our Lead Independent Director

We believe that the structure of our board of directors and its committees provides strong overall management of our company.

Separate Executive Chairman and Chief Executive Officer Roles. We have maintained separate Executive Chairman of the board of directors and Chief Executive Officer roles since October 2015. We treat these positions as separate, with the distinct responsibilities of each role detailed below.

RESPONSIBILITIES OF EXECUTIVE CHAIRMAN	RESPONSIBILITIES OF CHIEF EXECUTIVE OFFICER

  •  Provide guidance, advice and mentorship to the Chief Executive Officer and other executive officers.

  •  Involvement in key corporate matters, such as recruiting, major transactions, and broader business, customer and government relationships.

  •  Monitor the content, quality and timeliness of information sent to our board of directors.

  •  Preside over, set agenda for and chair board meetings.

  •  Coordinate with chairs of board of directors committees.

  •  Assist the nominating and corporate governance committee with (i) the board of director’s annual evaluation and self-assessment and (ii) board of directors composition and evolution planning, including review of committee memberships.

•  Develop, set and drive the strategic direction, imperatives and priorities of our company.

•  Oversee the general management and operation of our company.

•  Oversee the attainment of our strategic, operational and financial goals and strategic and operational planning.

•  Responsible for the guidance, development and oversight of senior management.

•  Chief spokesperson to our employees, users, partners and stockholders.

Lead Independent Director. Each of the directors, other than Messrs. Dorsey and Kordestani, are independent. The board of directors believes that the independent directors provide effective oversight of management. In addition, our independent directors have appointed Mr. Pichette as our Lead Independent Director, a position he has held since December 31, 2018 (replacing Ms. Scardino, our former Lead Independent Director). As Lead Independent Director, Mr. Pichette’s responsibilities include:

RESPONSIBILITIES OF LEAD INDEPENDENT DIRECTOR

   •    Preside over meetings of our independent directors.

   •    Approve information to be sent to our board of directors if requested to do so by our board of directors.

   •    Advise the Executive Chairman as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly.

   •    Approve proposed meeting agendas and schedules.

   •    Call meetings of our board of directors or independent directors.

   •    Act as the principal liaison between the independent directors and the Executive Chairman on sensitive issues.

   •    Additional duties as our board of directors may otherwise determine and delegate to assist the board of directors in the fulfillment of its responsibilities.

We believe this structure of a separate Executive Chairman of our board of directors and Chief Executive Officer, combined with a Lead Independent Director, enables each person to focus on different aspects of company leadership and reinforces the independence of our board of directors as a whole. We believe this structure also results in an effective balancing of responsibilities, experience and independent perspective that meets the current business strategy and corporate governance needs and oversight responsibilities of our board of directors.

18	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Committees

Board Meetings and Committees

We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our company and all of our stockholders. During our fiscal year ended December 31, 2018, our board of directors held seven meetings (including regularly scheduled and special meetings) and acted by written/electronic consent nine times, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except for Dr. Okonjo-Iweala and Mr. Zoellick, who each missed one of two meetings of our board of directors that were held during the portion of our fiscal year ended December 31, 2018 in which they were serving as directors due to pre-existing commitments scheduled prior to their appointment to our board.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Two directors attended our 2018 annual meeting of stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

AUDIT COMMITTEE

Our audit committee consists of Mr. Pichette, Ms. Lane Fox and Dr. Okonjo-Iweala, with Mr. Pichette serving as Chairperson. Dr. Okonjo-Iweala was appointed to the audit committee effective December 31, 2018 replacing Ms. Scardino who resigned therefrom. Each of our audit committee members meets the requirements for independence for audit committee members under the listing standards of the NYSE and SEC rules and regulations, and the financial literacy requirements of the listing standards of the NYSE. In addition, our board of directors has determined that Mr. Pichette is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the

Securities Act of 1933, as amended (“Securities Act”). Among other responsibilities, our audit committee:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence and performance of the independent registered public accounting firm;

•	discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management;

•	reviews related person transactions; and

•	approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://investor.twitterinc.com. During fiscal 2018, our audit committee held five meetings and acted by written/electronic consent one time.

COMPENSATION COMMITTEE

Our compensation committee consists of Messrs. Rosenblatt, Pichette and Taylor, with Mr. Rosenblatt serving as Chairperson. Mr. Pichette was appointed to the compensation committee effective December 31, 2018 replacing Ms. Scardino. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the NYSE and SEC rules and regulations. Each member of our compensation committee is also a non-employee director under Rule 16b-3 promulgated under the Exchange Act.

TWITTER, INC. / 2019 Proxy Statement	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Committees

Among other responsibilities, our compensation committee:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://investor.twitterinc.com. During fiscal 2018, our compensation committee held three meetings and acted by written/electronic consent seven times.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee consists of Mses. Lane Fox and Lee and Mr. Rosenblatt, with Ms. Lee serving as Chairperson. Each of our nominating and corporate governance committee members meets the requirements for independence under the listing standards of the NYSE rules.

Among other responsibilities, our nominating and corporate governance committee:

•	identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	conducts periodic reviews of the company’s succession planning process for the company’s executive management team, reporting its findings and recommendations to the board of directors, and assists the board of directors in evaluating potential successors to the company’s executive management team;

•	evaluates the performance of our board of directors and of individual directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviews developments in corporate governance practices;

•	evaluates our initiatives in sustainability, corporate responsibility and charitable contributions;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investor.twitterinc.com. During fiscal 2018, our nominating and corporate governance committee held three meetings and acted by written/electronic consent one time.

MAJORITY VOTING WITH DIRECTOR RESIGNATION POLICY

Our Bylaws provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (i.e., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee). Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders his or her resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

Through this policy, the board of directors seeks to be accountable to all stockholders and respects the rights of

20	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meetings and Committees

stockholders to express their views through their votes for nominees. However, the board of directors also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event a nominee fails to receive a majority of the votes cast with respect to such nominee. For example, the board of directors may wish to assess whether the sudden resignation of one or more directors would materially impair the effective functioning of the board of directors. The board of directors’ policy is intended to allow the board of directors to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or if a resignation would otherwise impair the functioning of the committee. The policy also would allow the board of directors to assess whether a director was targeted for reasons unrelated to his or her performance as a director at the company. The policy requires that our nominating and corporate governance committee and our board of directors act promptly to consider a director nominee’s resignation.

Full details of our majority voting with director resignation policy for nominees are set forth in our Bylaws and our Corporate Governance Guidelines, available at https://investor.twitterinc.com.

Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at the end of the applicable notice period set forth in Section 2.4 of Article II of our Bylaws (e.g., a contested election) the majority voting with director resignation policy shall not apply and instead nominees shall be elected by a plurality vote of the shares of our common stock present virtually or by proxy at an annual meeting and entitled to vote thereon. A plurality vote means that the nominees who receive the highest number of votes cast “For” are elected as directors. In such an election you may vote “For” or “Withhold” on each of the nominees for election as a director. Abstentions would have no effect on the outcome of this type of election. Broker non-votes would have no effect on the outcome of this type of election.

BOARD AND COMMITTEE PERFORMANCE EVALUATIONS

Our board of directors and each of its committees conduct annual self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for establishing the evaluation criteria and implementing the process for the evaluation. Every year we conduct interviews of each director to obtain his or her assessment of the effectiveness of the board of directors and the committees, individual director performance and board of directors’ dynamics. The Executive Chairman and our Chief Legal Officer then report the results of these interviews at meetings of the nominating and corporate governance committee and our board of directors, where the results are discussed. In addition, the chair of each committee guides an annual committee self-evaluation discussion among the committee members. The results of the committee self-evaluations are also reported to our board of directors for review and discussion.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during the last fiscal year is or has been an officer or employee of our company or had any relationship requiring disclosure under Item 404 of Regulation S-K, under the Securities Act. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our compensation committee. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of the company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our Bylaws, our policies and procedures for director nominees, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

TWITTER, INC. / 2019 Proxy Statement	21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Stockholder Recommendations and Nominations to the Board of Directors

Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel in writing at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our Bylaws, stockholders may also nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our Bylaws and should be sent in writing to our Secretary at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. To be timely for our 2020 annual meeting of stockholders, our Secretary must receive the nomination no earlier than January 24, 2020 and no later than February 23, 2020.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our General Counsel at Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103.

Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Executive Chairman of our board of directors.

Corporate Governance Overview

We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as rules adopted by the SEC and the NYSE and we consider industry best practices for corporate governance. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.

Corporate Governance Strengths

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our board of directors and management accountability and helps build public trust in Twitter. Highlights of our corporate governance practices include the following:

✓	Over 75% of directors are independent
✓	Separate CEO and Executive Chairman
✓	Lead Independent Director
✓	Majority voting with director resignation policy for election of directors
✓	Compensation recovery (clawback) policy for cash-based incentive or performance-based equity compensation in the event of a financial restatement
✓	Thoughtful board refreshment process
✓	100% independent committee members
✓	Succession planning process
✓	Strict anti-hedging, anti-short sale and anti-pledging policies
✓	Robust Code of Business Conduct and Ethics and Corporate Governance Guidelines
✓	Director participation in orientation and continuing education
✓	Annual board of director and committee self-evaluations
✓	Expansive stockholder outreach program
✓	Periodic reviews of committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines
✓	Robust director nominee selection process
✓	Risk oversight by full board and committees
✓	Annual Say-on-Pay vote
✓	Roll-out of performance-based equity incentives

22	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Overview

STOCKHOLDER OUTREACH

TWITTER, INC. / 2019 Proxy Statement	23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Overview

We believe that effective corporate governance should include regular, constructive conversations with our stockholders. Certain members of our board and members of our executive team have engaged with stockholders directly throughout the year. Our board has also directed our management team to seek and encourage feedback from stockholders about our corporate governance practices by conducting additional stockholder outreach and engagement throughout the year. During the past fiscal year, our management team reached out to our top institutional investors collectively holding approximately 49% of our shares outstanding and met with institutional investors holding approximately 29% of our shares outstanding to discuss our corporate governance and executive compensation programs and to answer questions and elicit feedback. These engagement efforts with our stockholders allowed us to better understand our stockholders’ priorities and perspectives, and provided us with useful input concerning our compensation and corporate governance practices.

While we do not expect that we will be able to address all of our stockholders’ feedback, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant. We believe that our actions advanced our compensation practices and governance in a manner responsive to the input we received from our stockholders and in a manner appropriate for our company. We will continue to review our compensation and governance practices and engage in significant dialogue with our stockholders going forward.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted our Corporate Governance Guidelines that address items such as:

   •  director qualifications;

   •  director independence;

   •  director responsibilities;

   •  executive sessions and leadership roles;

   •  conflicts of interest;

   •  board of directors committees;

   •  director access to management and advisors;

   •  director compensation;

   •  director orientation training and continuing education;

   •  leadership development and succession planning;

   •  CEO evaluation;

   •  stockholder communications with the board of directors; and

   •  performance evaluation of the board of directors and its committees.

In addition, our board of directors has adopted our Code of Business Conduct and Ethics which applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers, that addresses items such as:

• our core values; • corporate opportunities; • fair dealing; • compliance with laws and policies; • confidentiality; • financial integrity and responsibility;	• protection and use of assets and intellectual property; • public communications and financial reporting; • reporting violations of law and policies; • accountability; and • no retaliation.

The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at https://investor.twitterinc.com. We will post any amendments to our Corporate Governance Guidelines, Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage such risks. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deemed appropriate. In addition, cybersecurity is a critical part of risk management at Twitter. Twitter’s Chief Information Security Officer regularly engages with our full board of directors and our audit committee on Twitter’s information security program and its related priorities and controls.

24	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Risk Management

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk, as summarized below. In addition, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Full Board of Directors

Strategic, financial, business and operational, legal and compliance, and reputational risks and exposures associated with our business strategy, cybersecurity, privacy, user safety, product innovation and product road map, policy matters, significant litigation and regulatory exposures, significant transactions and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.

Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, disclosure controls and procedures, legal and regulatory compliance, financial risk exposures, cybersecurity, cyber risk, liquidity risk, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit matters, our programs and policies relating to legal compliance and strategy, and our operational infrastructure, particularly reliability, business continuity and capacity.

Discussions with management and the independent auditor, guidelines and policies with respect to risk assessment and risk management.

Receives regular reports from our Chief Information Security Officer on key cybersecurity, cyber risks and related issues, including secure processing, storage, and transmission of personal and confidential information, such as the personally identifiable information of our users.

Compensation Committee	Risks and exposures associated with leadership assessment, executive compensation programs and arrangements, including overall incentive and equity plans.
Nominating and Corporate Governance Committee	Risks and exposures associated with board organization, membership and structure, succession planning, corporate governance and overall board effectiveness.

Management Succession Planning

Our board of directors believes that the directors and the Chief Executive Officer, should collaborate on succession planning and that the entire board should be involved in the critical aspects of the succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, reviewing the company’s leadership pipeline and talent strategies, and making management succession decisions. Management succession is discussed by the directors in board of directors meetings and in executive sessions of the board of directors.

TWITTER, INC. / 2019 Proxy Statement	25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Management Succession Planning

The nominating and corporate governance committee has the primary responsibility to develop succession plans for the company’s management team, which it then presents and makes recommendations on to the full board of directors. Our board of directors’ and our nominating and corporate governance committee’s involvement in our annual succession planning process is outlined in our Corporate Governance Guidelines and the charter of our nominating and corporate governance committee available at https://investor.twitterinc.com.

Directors become familiar with potential successors for management positions through various means, including the comprehensive annual talent review further described below, board dinners and presentations and informal meetings.

KEY OFFICER SUCCESSION PLANNING

In light of the critical importance of executive leadership to our success, we have a succession planning process. This process is focused on key leaders, including our Chief Executive Officer. Periodically, the full board of directors reviews these succession plans and any findings and recommendations as to succession in the event of each key officer’s termination of employment for any reason (including death or disability).

CEO SUCCESSION PLANNING

Our Chief Executive Officer provides an annual review to the board of directors assessing our key officers. This review includes a discussion about development plans for the company’s key officers to help prepare them for future succession, contingency plans and our Chief Executive Officer’s recommendation as to his successor.

Director Compensation

In December 2013, our board of directors, upon the recommendation of our compensation committee, adopted our Outside Director Compensation Policy for the compensation of our non-employee directors.

The Outside Director Compensation Policy was developed in consultation with Compensia, Inc., an independent compensation consulting firm (“Compensia”). Compensia provided recommendations and competitive non-employee director compensation data and analyses. Our compensation committee considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors.

Our compensation committee recommended and our board of directors adopted Compensia’s recommendations when it approved our non-employee director compensation program, which we believe provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peers to their non-employee directors.

The compensation committee periodically reviews the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by Compensia. As part of this analysis, Compensia reviews non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the compensation committee in connection with its review of executive compensation.

Our non-employee directors receive equity compensation under the terms of our 2013 Equity Incentive Plan (the “2013 Plan”) and cash, as described below. The 2013 Plan contains maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future. These maximum limits under our 2013 Plan provide that no non-employee director may be granted, in any fiscal year, (i) cash-settled awards having a grant-date fair value greater than $4,000,000, but that in the fiscal year that a non-employee director first joins our board of directors, he or she may be granted a cash-settled award with a grant-date fair value of up to $8,000,000; and (ii) stock-settled awards having a grant-date fair value greater than $4,000,000, but that in the fiscal year that an outside director first joins our board of directors, he or she may be granted stock-settled awards having a grant-date fair value of up to $8,000,000. The grant-date fair values are determined according to generally accepted accounting principles.

Directors may be reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no compensation for their service as directors.

During 2018, only Mr. Dorsey and Mr. Kordestani were employees and, accordingly, did not receive compensation under the Outside Director Compensation Policy. See the section titled “Executive Compensation” for additional information about their compensation.

26	TWITTER, INC. / 2019 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation

EQUITY COMPENSATION

On the date of each annual meeting of stockholders, each of our non-employee directors is granted restricted stock units (“RSUs”) having a grant date fair value equal to $225,000, computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 718 (other than Mr. Williams who elected to receive such amount in the form of cash). The shares of our common stock underlying the RSUs vest in quarterly installments beginning the first quarter following the date of grant (on the same day of the month as the date of grant) but will vest in full on the date of the next annual meeting of stockholders if not fully vested on such date, subject to continued service through each vesting date. Directors who are appointed mid-year receive a pro-rated RSU grant based on the number of months between their appointment date and the date of our next annual meeting of stockholders.

As of the date of this proxy statement, all non-employee directors who hold unvested equity awards would be subject to accelerated vesting if their services were to be terminated in connection with a change of control.

CASH COMPENSATION

Each of our non-employee directors receives a quarterly cash fee of $12,500 for serving on our board of directors. In addition, members of the three standing committees of our board of directors are entitled to the following quarterly cash fees:

BOARD COMMITTEE	CHAIRPERSON FEE	MEMBER FEE
Audit Committee	$7,500	$2,500
Compensation Committee	$5,000	$2,500
Nominating and Corporate Governance Committee	$3,750	$2,500

Our non-employee directors may elect to receive any cash fees that they would otherwise be entitled to receive under our Outside Director Compensation Policy in the form of additional RSUs. Such election must be made no later than two weeks prior to the date of the annual meeting of stockholders on which the annual grant of RSUs described above will be made and the value of the RSUs granted at such annual meeting of stockholders will be increased by the amount of fees that would have otherwise been paid in cash.

TWITTER, INC. / 2019 Proxy Statement	27

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Compensation

COMPENSATION FOR 2018

The following table provides information regarding the total compensation that was earned by each of our non-employee directors in 2018.

DIRECTOR	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)	TOTAL ($)
Martha Lane Fox (2)	70,000	225,000	295,000
Debra Lee (3)	65,000	225,000	290,000
Ngozi Okonjo-Iweala (4)	22,715	206,250	228,965
Patrick Pichette (5)	80,000	225,000	305,000
David Rosenblatt (6)	80,000	225,000	305,000
Marjorie Scardino (7)	—	295,000	295,000
Bret Taylor (8)	—	285,000	285,000
Evan Williams (9)	275,000	—	275,000
Robert Zoellick (10)	22,715	206,250	228,965

(1)

The amounts reported represent the total value of RSUs granted pursuant to our Outside Director Compensation Policy. Such value does not take into account any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 21, 2019.

(2)

As of December 31, 2018, Ms. Lane Fox held 3,274 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 30, 2019, subject to continued service through each such vesting date.

(3)

As of December 31, 2018, Ms. Lee held 3,274 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 30, 2019, subject to continued service through each such vesting date.

(4)

Dr. Okonjo-Iweala joined the board of directors effective as of July 19, 2018. As of December 31, 2018, Dr. Okonjo-Iweala held 3,603 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or July 26, 2019, subject to continued service through each such vesting date.

(5)

Mr. Pichette joined the board of directors in December 2017 and in 2018 he was granted $93,750 of RSUs in respect of his service from his appointment date through the date of our next annual meeting in May 2018 in addition to the $225,000 of RSUs shown in the table above granted in respect of his service from the date of our annual meeting in May 2018 through the date of our next annual meeting in May 2019. As of December 31, 2018, Mr. Pichette held 3,274 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 30, 2019, subject to continued service through each such vesting date.

(6)

As of December 31, 2018, Mr. Rosenblatt held 3,274 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 30, 2019, subject to continued service through each such vesting date. As of December 31, 2018, Mr. Rosenblatt held an option to purchase a total of 270,000 shares of our common stock all of which were vested as of December 31, 2018.

(7)

Ms. Scardino elected to receive all cash fees in the form of RSUs. Ms. Scardino resigned as a member of the board of directors effective December 31, 2018 and forfeited 4,293 RSUs as a result of the service-based vesting conditions.

(8)

Mr. Taylor elected to receive all cash fees in the form of RSUs. As of December 31, 2018, Mr. Taylor held 4,147 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or May 30, 2019, subject to continued service through each such vesting date.

(9)	Mr. Williams elected to receive all outside director compensation in the form of cash. Mr. Williams resigned as a member of the board of directors effective February 28, 2019.
(10)

Mr. Zoellick joined the board of directors effective as of July 19, 2018. As of December 31, 2018, Mr. Zoellick held 3,603 RSUs which vest in quarterly installments such that the RSUs will vest in full on the earlier of the date of our Annual Meeting or July 26, 2019, subject to continued service through each such vesting date.

28	TWITTER, INC. / 2019 Proxy Statement

PROPOSAL NO. 1

ELECTION OF DIRECTORS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the Class III directors whose term is then expiring. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Jack Dorsey, Patrick Pichette and Robert Zoellick as nominees for election as Class III directors at the Annual Meeting. If elected, Messrs. Dorsey, Pichette and Zoellick will serve as Class III directors until our 2022 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. Each of the nominees is currently a director of our company; however, Mr. Zoellick is standing for election by stockholders for the first time. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Dorsey, Pichette and Zoellick. We expect that each of Messrs. Dorsey, Pichette and Zoellick will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or nominee, your broker, bank or other nominee will not vote your shares on this matter.

Vote Required

Our Bylaws provide for majority voting and our Corporate Governance Guidelines set forth the related director resignation policy for our director nominees. Our Bylaws state that to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to such nominee (i.e., the number of shares voted “For” a nominee must exceed the number of shares voted “Against” for that nominee). Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Under our Corporate Governance Guidelines, each nominee submits, in advance of their nomination, an irrevocable resignation that will become effective if (i) the nominee fails to receive the required vote at the Annual Meeting and (ii) the board of directors accepts the resignation. The nominating and corporate governance committee promptly considers whether to accept the resignation of any nominee who fails to receive the required number of votes for election and submits such recommendation for consideration by the board of directors. In deciding whether to accept or reject the resignation, the nominating and corporate governance committee and the board of directors will consider any factors they deem relevant. Any nominee who tenders his or her resignation pursuant to our Corporate Governance Guidelines may not participate in the nominating and corporate governance committee recommendation or board of directors action regarding whether to accept the resignation offer.

Through this policy, the board of directors seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for nominees. However, the board of directors also deems it important to preserve sufficient flexibility to make sound evaluations based on the relevant circumstances in the event a nominee fails to receive a majority of the votes cast with respect to such nominee. For example, the board of directors may wish to assess whether the sudden resignation of one or more directors would materially impair the effective functioning of the board of directors. The board of directors’ policy is intended to allow the board of directors to react to situations that could arise if the resignation of multiple directors would prevent a key committee from achieving a quorum or if a resignation would otherwise impair the functioning of the committee. The policy also would allow the board of directors to assess whether a director was targeted for reasons unrelated to his or her performance as a director at the company. The policy requires that our nominating and corporate governance committee and our board of directors act promptly to consider a director nominee’s resignation.

Full details of our majority voting with director resignation policy for nominees are set forth in our Bylaws and our

Corporate Governance Guidelines, available at http://investor.twitterinc.com.

TWITTER, INC. / 2019 Proxy Statement	29

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Notwithstanding the foregoing, if the number of nominees exceeds the number of directors to be elected at the end of the applicable notice period set forth in Section 2.4 of Article II of our Bylaws (e.g., a contested election) the majority voting with director resignation policy shall not apply and instead nominees shall be elected by a plurality vote of the shares of our common stock present virtually or by proxy at an annual meeting and entitled to vote thereon. The election of directors at the Annual Meeting is not a contested election, and therefore majority voting will apply.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES

NAMED ABOVE.

30	TWITTER, INC. / 2019 Proxy Statement

PROPOSAL NO. 2 ADVISORY VOTE ON NAMED

EXECUTIVE OFFICER COMPENSATION

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to approve, on an advisory, or non-binding, basis the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. Since 2014, we have held our Say-on-Pay vote every year.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our board of directors or our compensation committee. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation—Compensation Discussion and Analysis” below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the Say-on-Pay requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR”

THE APPROVAL, ON AN

ADVISORY BASIS, OF OUR

NAMED EXECUTIVE OFFICER

COMPENSATION.

TWITTER, INC. / 2019 Proxy Statement	31

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2019. During our fiscal years ended December 31, 2018 and December 31, 2017, PwC served as our independent registered public accounting firm.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by PwC for our fiscal years ended December 31, 2017 and 2018.

	2017	2018
	(IN THOUSANDS)
Audit Fees (1)	$5,757	$5,926
Audit-Related Fees (2)	$1,280	$1,316
Tax Fees (3)	$1,307	$2,558
All Other Fees (4)	$18	$18
Total Fees	$8,362	$9,818

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisitions and procedures related to other attest services. Fees for our fiscal year ended December 31, 2018 also consisted of professional services rendered in connection with our securities offerings.

(3)

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of fees for permitted products and services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2018, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by PwC for our fiscal years ended December 31, 2017 and 2018 were pre-approved by our audit committee in accordance with this policy.

32	TWITTER, INC. / 2019 Proxy Statement

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE

APPOINTMENT OF

PRICEWATERHOUSECOOPERS

LLP.

TWITTER, INC. / 2019 Proxy Statement	33

STOCKHOLDER PROPOSALS

34	TWITTER, INC. / 2019 Proxy Statement

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, has represented that he is the beneficial owner of 297 shares of Twitter’s common stock and has given notice of his intention to present the proposal below at the Annual Meeting. The proposal and the proponent’s supporting statement appear below.

The board of directors opposes adoption of the proposal and asks stockholders to review our opposition statement, which follows the proponent’s proposal and supporting statement.

Proposal and Supporting Statement by Stockholder Proponent

Proposal 4—Simple Majority Vote

RESOLVED, Twitter, Inc. (“Twitter” or “Company”) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.

Supporting Statement: Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423).

Last year, for example, at Salesfore.com [sic] 80.1% of shares in favor of our proposal to move to a simple majority vote standard. Among large Twitter shareholders voting in favor of the similar proposal at Salesforce.com were the following: Fidelity, BlackRock, T. Rowe Price, SSgA, Morgan Stanley, First Trust Advisors, Northern Trust, Geode Capital, TIAA-CREF. In fact, 285 funds voted in favor while only 32 voted against and 3 abstained.

This proposal topic won from 59.2% to 80.1% of the vote at Kaman, DowDuPont, Ryder System and Salesforce.com in 2018. Prior to that, it won 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy’s, Ferro Arconic, and Cognizant Technology Solutions.

Currently a 1% special interest minority of shares can frustrate the will of shareholders casting 79% of shares in favor. In other words a 1% special interest minority could have the power to prevent shareholders from improving our corporate governance.

Please vote again to enhance shareholder value:

Simple Majority Vote—Proposal 4

The Company’s Statement of Opposition

Our Amended and Restated Certificate of Incorporation and Bylaws provide for a simple majority vote standard for all corporate matters submitted to a vote of our stockholders, except for a more stringent voting requirement with respect to amending our Certificate of Incorporation or Bylaws. These enhanced voting requirements for amending our Certificate of Incorporation or Bylaws are intended to protect the long-term interests of our stockholders and the company, rather than allowing changes that may be focused on short-term objectives or otherwise jeopardize the long-term success of the company. We believe that when amendments are proposed to our Certificate of Incorporation or Bylaws that could have a long-term impact on our company, a higher threshold of stockholder approval should be required to determine whether such changes are appropriate and are in the best interests of our stockholders and the company.

Additionally, as described above in the section titled “Board of Directors and Corporate Governance—Board Meetings and Committees—Majority Voting with Director Resignation Policy,” as a result of feedback from our shareholders, in 2017 we amended our Bylaws and Corporate Governance Guidelines to implement a majority voting standard for the election of directors in an uncontested election with a director resignation policy. Full details of our majority voting with director resignation policy for nominees are set forth in our Bylaws and our Corporate Governance Guidelines, available at http://investor.twitterinc.com.

Furthermore, the amendment provisions in our Certificate of Incorporation and Bylaws were implemented before our

TWITTER, INC. / 2019 Proxy Statement	35

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

initial public offering, and all of our investors who purchased shares of our common stock in our initial public offering and after were aware of these provisions.

For the above reasons, our board of directors believes that this proposal is not in the best interests of Twitter or our stockholders, and unanimously recommends that you vote “AGAINST” this proposal.

Vote Required

The approval of this Proposal No. 4 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE

“AGAINST” PROPOSAL NO. 4

36	TWITTER, INC. / 2019 Proxy Statement

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL REGARDING A REPORT ON OUR CONTENT ENFORCEMENT POLICIES

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REGARDING A REPORT ON OUR CONTENT ENFORCEMENT POLICIES

The New York State Common Retirement Fund (co-filer), 59 Maiden Lane, 30th Floor, New York, NY, 10038, has represented that it is the beneficial owner of 1,412,700 shares of Twitter’s common stock, and Arjuna Capital (co-filer), have together given notice of their intention to present the proposal below at the Annual Meeting. The proposal and the proponents’ supporting statement appear below.

The board of directors opposes adoption of the proposal and asks stockholders to review our opposition statement, which follows the proponents’ proposal and supporting statement.

Proposal and Supporting Statement by Stockholder Proponent

CONTENT GOVERNANCE

WHEREAS: Twitter faces continued global controversy regarding Russia’s reported interference in U.S. elections and the distribution by users of disinformation and hate speech that can threaten marginalized groups and undermine democracy.

Shareholders are concerned that Twitter’s failure to proactively address these issues has created regulatory, legal, and reputational risks. We believe Twitter has an obligation to demonstrate how it governs content to prevent violations of its terms of service.

The Company’s content governance policies appear to lack a strategic approach.

For example, in August 2018, even after Apple, Facebook, and YouTube banned conspiracy theorist Alex Jones, CEO Jack Dorsey defended a decision to permit Jones to remain on Twitter despite suspending Jones for inciting violence. One month later, Twitter banned Jones after he allegedly harassed other users.

Twitter’s policy against fact-checking fake news also remains a serious controversy. In the lead-up to the 2018 U.S. midterm elections, Oxford University researchers said Twitter had 5 percent more false content than during the 2016 American presidential election.

A 2018 Amnesty International report (“Toxic Twitter’’) concluded that “for many women, Twitter is a platform where violence and abuse against them flourishes, often with little accountability.” The report said Twitter was “inadequately investigating and responding to reports of violence and abuse in a transparent manner.” And while Twitter has announced a new “dehumanizing speech” policy, the efficacy of the policy is unclear.

In September 2018 CEO Dorsey told a Senate committee there will be “massive shifts” in how Twitter and other social media companies operate when attempting to stop election interference and deceptive messages. “We need to question the fundamental incentives that are in our product today,” Dorsey said. Twitter shares fell as much as 6.7 percent as he testified.

After Dorsey’s testimony to Congress in September, lawmakers wrote to Dorsey, noting: “we remain concerned that Twitter’s policies and terms of service, which should safeguard against [racially divisive content and misinformation] are vague and inconsistently applied.”

RESOLVED: Shareholders request Twitter issue a report to shareholders, at reasonable cost, omitting proprietary or legally privileged information, reviewing the efficacy of its enforcement of its terms of service related to content policies and assessing the risks posed by content governance controversies (including election interference, fake news, hate speech and sexual harassment) to the company’s finances, operations and reputation.

SUPPORTING STATEMENT: Proponents recommend the report include assessment of the scope of platform abuses, impacts on free speech, and address related ethical concerns.

The Company’s Statement of Opposition

Our board of directors has considered this proposal and believes the preparation of a report as requested by this proposal is unnecessary in light of our current practices, level of public transparency about these matters (including quarterly reporting on our efforts and progress to our investors), and our key initiatives. We further believe that the expanded disclosure requested by the proposal could reduce the effectiveness of our safety efforts by providing a roadmap for those bad actors who are seeking to evade abiding by our terms.

TWITTER, INC. / 2019 Proxy Statement	37

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL REGARDING A REPORT ON OUR CONTENT ENFORCEMENT POLICIES

One of the fundamental purposes of Twitter is to give everyone the power to create and share ideas and information instantly, without barriers. In order to protect the experience and safety of people who use Twitter, there are some limitations on the type of content and behavior that we allow. These limitations are set forth in the Twitter Rules (along with all incorporated policies), Privacy Policy, and Terms of Service which collectively make up the “Twitter User Agreement” that governs a user’s access to and use of Twitter’s services. All individuals accessing or using Twitter’s services are required to adhere to the policies set forth in the Twitter User Agreement. Failure to do so may result in Twitter taking certain enforcement actions, including permanently suspending an account. The Twitter User Agreement contains robust content boundaries and restrictions on the use of Twitter including on violence, adult content, abuse, unwanted sexual advances, hateful conduct, hateful imagery, private information, intimate media, impersonation and spam. We have a rigorous framework and have devoted significant resources to enforcing the rules in the Twitter User Agreement. Improving the health of conversations on Twitter was one of our primary areas of focus in 2018 and continues to be going forward.

In 2018, we took important steps to increase the collective health, openness, and civility of the public conversation on Twitter, helping people see high-quality information, strengthening our sign-up and account verification processes, and preventing the abuse of Twitter data.

Specific actions we took in 2018 included: strengthening account security, updating our rules to more clearly address specific types of hateful conduct, taking new behavior-based signals into account when presenting and organizing Tweets, making it easier to see when a Tweet was removed for breaking our rules, and expanding our team through increased hiring and the acquisition of Smyte Inc., a Delaware corporation. In the fourth quarter, our machine learning efforts continued to improve, making it harder for malicious accounts to game our service through multiple accounts and evading suspension, resulting in the suspension of millions of spammy and suspicious accounts.

Our focus on improving the health of the public conversation on Twitter delivered promising results in 2018. As we have previously reported, we saw a 16% year-over-year decrease in abuse reports from people who had an interaction with their alleged abuser on Twitter, and enforcement on reported content that was 3 times more effective.

In 2019, we will take a more proactive approach to reducing abuse and its effects on Twitter, with the goal of reducing the burden on victims of abuse and, where possible, taking action before abuse is reported. Our initial focus will be on those types of abuse most likely to result in severe and immediate harm. We will also continue to strengthen our login and sign-up processes to make it more challenging for bad actors to take advantage of accounts for abusive or malicious purposes. We will continue to prioritize the health of the public conversation on Twitter so people feel safe being a part of the conversation and are able to find credible information on our service.

We also believe in being transparent with respect to our rules and how we enforce them, and have made significant progress in reporting out to all of our users on our progress. Specifically, we regularly share the progress we have made on our blog (available at: https://blog.twitter.com) in the following areas:

•	We made updates to the Twitter User Agreement to reduce hateful and abusive content on Twitter, to provide clearer guidance around key issues impacting the integrity of elections across the globe, and to better reflect how we identify fake accounts and what types of inauthentic activity violate our guidelines.

•	We updated the Twitter Rules regarding attributed activity so that if we are able to reliably attribute an account on Twitter to an entity known to violate the Twitter Rules, we will remove additional accounts associated with that entity. We have also expanded our enforcement approach to include accounts that deliberately mimic or are intended to replace accounts we have previously suspended for violating our rules.

•	We began providing regular, real-time updates about our progress, including a calendar of upcoming changes we plan to make to the Twitter User Agreement.

•	We disclosed the many changes we made to the Twitter platform to make it a safer space, including updating how you can report abusive Tweets, stopping the creation of new abusive accounts, implementing safer search results, collapsing abusive or low-quality Tweets, reducing notifications, leveraging our technology to reduce abusive content, giving users more control with additional tools and communicating more clearly about the actions we take. We also released data on the progress we’ve made, what we’ve learned, and our plans to continue improving on some of our safety initiatives, including on increasing action on abusive accounts, driving change in behavior and providing personalized controls.

38	TWITTER, INC. / 2019 Proxy Statement

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL REGARDING A REPORT ON OUR CONTENT ENFORCEMENT POLICIES

•	We began working with safety advocates, academics, and researchers; grassroots advocacy organizations that rely on Twitter to build movements; and community groups working to prevent abuse, in each case to get their input on our safety products, policies, and programs.

•	We announced the formation of the Global Internet Forum to Counter Terrorism to help us continue to make our hosted consumer services hostile to terrorists and violent extremists, with an initial focus on technological solutions, research and knowledge-sharing.

•	We provided regular updates to both congressional committees and the public on findings from our review into events surrounding the 2016 U.S. election. We informed our users about malicious activity directly, provided examples of the malicious content, disclosed the numbers of malicious accounts and Tweets, launched initiatives to enhance information quality (including further investments in machine learning, developing new techniques for identifying malicious automation and placing limitations on certain user abilities to perform coordinated actions) and partnered with media literacy organizations.

•	We disclosed our approach to bots and misinformation and the initiatives we have made to ensure that we are surfacing the highest quality and most relevant content and context first.

Based on feedback from our shareholders, we have made the above information easy to find in the “Health and Safety” section of our Investor Relations website at https://investor.twitterinc.com/corporate-governance.

We also publish our Twitter Transparency Report biannually (available at: https://transparency.twitter.com), which includes trends in legal requests, intellectual property-related requests, Twitter Rules enforcement, platform manipulation, and email privacy best practices. In 2018 we added a Twitter Rules enforcement section to our Twitter Transparency Report, which provides an overview of how and when we enforce our content policies, including enforcement information on abuse, hateful conduct, private information, child sexual exploitation, sensitive media, and violent threats. In 2018 we also added a new platform manipulation section, which includes metrics pertaining to our actions to fight malicious automation and spam.

For the above reasons, our board of directors believes that this proposal is not in the best interests of Twitter or our stockholders, and unanimously recommends that you vote “AGAINST” this proposal.

Vote Required

The approval of this Proposal No. 5 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE

“AGAINST” PROPOSAL NO. 5

TWITTER, INC. / 2019 Proxy Statement	39

PROPOSAL NO. 6 STOCKHOLDER PROPOSAL REGARDING BOARD QUALIFICATIONS

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL REGARDING BOARD QUALIFICATIONS

The National Center for Public Policy Research, 20 F Street, NW Suite 700, Washington, DC 20001, has represented that it is the beneficial owner of at least $2,000 in market value of Twitter’s common stock and has given notice of its intention to present the proposal below at the Annual Meeting. The proposal and the proponent’s supporting statement appear below.

The board of directors opposes adoption of the proposal and asks stockholders to review our opposition statement, which follows the proponent’s proposal and supporting statement.

Proposal and Supporting Statement by Stockholder Proponent

True Diversity Board Policy

Resolved, that the shareholders of the [sic] Twitter, Inc. (the “Company”) request the Board adopt a policy to disclose to shareholders the following:

1.	A description of the specific minimum qualifications that the Board’s nominating committee believes must be met by a nominee to be on the board of directors; and

2.	Each nominee’s skills, ideological perspectives, and experience presented in a chart or matrix form.

The disclosure shall be presented to the shareholders through the annual proxy statement and the Company’s website within six (6) months of the date of the annual meeting and updated on an annual basis.

Supporting Statement

We believe that boards that incorporate diverse perspectives can think more critically and oversee corporate managers more effectively. By providing a meaningful disclosure about potential Board members, shareholders will be better able to judge how well-suited individual board nominees are for the Company and whether their listed skills, experience and attributes are appropriate in light of the Company’s overall business strategy.

The Company’s compliance with Item 407(c)(2)(v) of SEC Regulation S-K requires it to identify the minimum skills,

experience, and attributes that all board candidates are expected to possess.

Ideological diversity contemplates differences in political/policy beliefs.

True diversity comes from diversity of thought. There is ample evidence that the Company—and Silicon Valley generally—operate in ideological hegemony that eschews conservative people, thoughts, and values. This ideological echo chamber can result in groupthink that is the antithesis of diversity. This can be a major risk factor for shareholders.

We believe a diverse board is a good indicator of sound corporate governance and a well-functioning board. Diversity in board composition is best achieved through highly qualified candidates with a wide range of skills, experience, beliefs, and board independence from management.

We are requesting comprehensive disclosures about board composition and what qualifications the Company seeks for its Board, therefore we urge shareholders to vote FOR this proposal.

The Company’s Statement of Opposition

We believe that our board of directors should be a diverse body to reflect the global nature of our business and the diverse backgrounds and viewpoints of our users, customers, partners, employees and other stakeholders. Our Corporate Governance Guidelines require our nominating and corporate governance committee to consider a broad range of backgrounds, experiences and diversity (in all aspects of that word), including differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board of directors.

Our nominating and corporate governance committee evaluates each individual in the context of the membership of the board of directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Our nominating and corporate governance committee interviews potential director nominees to explore their qualifications, including, without limitation, issues of character, ethics, integrity, judgment, professional experience, independence, area of expertise, strategic vision, length of service, potential

40	TWITTER, INC. / 2019 Proxy Statement

PROPOSAL NO. 6 STOCKHOLDER PROPOSAL REGARDING BOARD QUALIFICATIONS

conflicts of interest, management, accounting and finance expertise, cybersecurity / cyber risk expertise, risk management, talent development and other commitments.

As described above in the section titled “Board of Directors and Corporate Governance—Considerations in Evaluating Director Nominees,” our board of directors follows an annual director nomination process that promotes thoughtful and in-depth review of our board composition as well as each individual director throughout the year. Each year, at the beginning of the process, our nominating and corporate governance committee reviews current board composition in context with the company’s strategy to confirm that the traits, attributes and qualifications are aligned with our long-term strategy and continue to promote effective board performance. The outcome of the annual evaluations is used to inform director search priorities as applicable. Each year, our nominating and corporate governance committee reviews incumbent director nominees, evaluates any changes in circumstances that may impact their candidacy, and considers information from the board evaluation process.

This nomination and evaluation process ensures that our board of directors represents a diverse mix of viewpoints and experience. For example, our directors have experience in global business leadership, finance and accounting, brand management, operational experience, risk management, outside service on boards of complex global public companies and government service. For more information regarding the skills, experience and diversity of our directors, please review the section above titled “Board of Directors and Corporate Governance.”

Our board of directors is also committed to using future refreshment opportunities to strengthen diversity. During 2018 we appointed two new highly qualified directors to our board of directors, Ngozi Okonjo-Iweala and Robert Zoellick.

At present, the Twitter board of directors includes directors from outside the United States, directors from backgrounds in public companies, public service and government, and three female directors.

Additionally, our board of directors believes that much of the information requested in this proposal is already disclosed in this proxy statement in the section above titled “Board of Directors and Corporate Governance.” Given our continued commitment to inclusion and diversity on our board of directors and our existing disclosures, our board of directors does not believe that implementing this proposal would benefit the company or our stockholders.

For the above reasons, our board of directors believes that this proposal is not in the best interests of Twitter or our stockholders, and unanimously recommends that you vote “AGAINST” this proposal.

Vote Required

The approval of this Proposal No. 6 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL NO. 6

TWITTER, INC. / 2019 Proxy Statement	41

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC. The audit committee operates under a written charter approved by Twitter’s board of directors, which is available on Twitter’s web site at https://investor.twitterinc.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to Twitter’s financial reporting process, Twitter’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Twitter’s consolidated financial statements. Twitter’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent audit of Twitter’s consolidated financial statements and of Twitter’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Twitter’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and PwC;

•	discussed with PwC the matters required to be discussed by Auditing Standard No. 1301; and

•	received the written disclosures and the letters from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the Securities and Exchange Commission (“SEC”).

Respectfully submitted by the members of the audit committee of the board of directors:

Patrick Pichette (Chair)

Martha Lane Fox

Ngozi Okonjo-Iweala

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

42	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2019. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION

Jack Dorsey	42	Chief Executive Officer and Director

Omid Kordestani	55	Executive Chairman

Ned Segal	44	Chief Financial Officer

Vijaya Gadde	44	Chief Legal Officer and Secretary

Matthew Derella	41	Customers Lead

Michael Montano	33	Engineering Lead

Jack Dorsey is one of our founders and has served as our Chief Executive Officer since September 2015 and as a member of our board of directors since May 2007. Mr. Dorsey served as our interim Chief Executive Officer from July 2015 to September 2015 and as our President and Chief Executive Officer from May 2007 to October 2008. Mr. Dorsey served as the Chairperson of our board of directors from October 2008 to September 2015. Since February 2009, Mr. Dorsey has served as Co-Founder and Chief Executive Officer of Square, Inc., a provider of payment processing services. Mr. Dorsey currently serves on the board of directors of Square, Inc.

Omid R. Kordestani has served as the Executive Chairman of our board of directors since October 2015. From August 2014 to August 2015, Mr. Kordestani served as Senior Vice President and Chief Business Officer at Google. From May 1999 to April 2009, Mr. Kordestani served as Senior Vice President of Global Sales and Business Development at Google. From 1995 to 1999, Mr. Kordestani served as Vice President of Business Development at Netscape Communications Corporation. Prior to joining Netscape Communications Corporation, Mr. Kordestani held positions in business development, product management and marketing at The 3DO Company, Go Corporation and Hewlett-Packard Company. Mr. Kordestani holds a B.S. in Electrical Engineering from San Jose State University and an M.B.A. from Stanford University.

Ned Segal has served as our Chief Financial Officer since August 2017. From January 2015 to August 2017, Mr. Segal served as Senior Vice President of Finance of Intuit Inc. From April 2013 to January 2015, Mr. Segal served as Chief Financial Officer of RPX Corporation. From 1996 to April 2013, Mr. Segal held various positions at Goldman Sachs & Co. Mr. Segal holds a B.S. in Spanish from Georgetown University.

Vijaya Gadde has served as our Chief Legal Officer since February 2018 and Secretary since August 2013, as our

General Counsel from August 2013 to February 2018, as our head of communications from July 2015 to August 2016 and as our Director, Legal from July 2011 to August 2013. Ms. Gadde is also a member of the Board of Trustees of New York University School of Law. From October 2010 to July 2011, Ms. Gadde served as Senior Director and Associate General Counsel, Corporate, at Juniper Networks, Inc., a provider of network infrastructure products and services. From October 2000 to April 2010, Ms. Gadde was an attorney at Wilson Sonsini Goodrich & Rosati, P.C. Ms. Gadde holds a B.S. in Industrial and Labor Relations from Cornell University and a J.D. from New York University School of Law.

Matthew Derella has served as our Customers Lead since February 2018, as Global VP, Twitter Client Solutions from July 2016 to February 2018, as VP, US Direct Sales Organization from March 2013 to July 2016 and as Director, Agency Development and Brand Strategy from October 2012 to March 2013. Prior to joining Twitter, Mr. Derella served in various leadership roles at Google and also worked at The Weather Channel Companies leading marketing solutions for its largest revenue teams. Mr. Derella holds a B.A. in English from Georgetown University and is an inductee in the Advertising Hall of Achievement.

Michael Montano has served as our Engineering Lead since July 2018. Before joining Twitter, Mr. Montano co-founded BackType to focus on organizing online conversations and helping people follow what was being talked about. BackType created and open-sourced the Apache Storm project, a distributed realtime computation system. BackType was acquired by Twitter in 2011. Since joining Twitter, Mr. Montano has led teams across the platform, advertiser products and the consumer product. Mr. Montano holds a BASc Electrical and Computer Engineering from the University of Toronto.

TWITTER, INC. / 2019 Proxy Statement	43

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation for our current and former executive officers during the fiscal year ended December 31, 2018 who were Named Executive Officers (“Named Executive Officers”).

Named Executive Officers for 2018		Executive Compensation Highlights
Jack Dorsey Ned Segal Vijaya Gadde Matthew Derella Michael Montano	Chief Executive Officer (“CEO”) Chief Financial Officer (“CFO”) Chief Legal Officer and Secretary Customers Lead Engineering Lead

• CEO Compensation of $1.40. As a testament to his commitment to and belief in Twitter’s long-term value creation potential, our CEO, Jack Dorsey, declined all compensation and benefits for 2015, 2016 and 2017, and in 2018 he declined all compensation and benefits other than a salary of $1.40.

• Investor Outreach. As in previous years we reached out to our top institutional investors collectively holding approximately 49% of our shares outstanding and met with institutional investors holding approximately 29% of our shares outstanding for feedback on certain elements of our compensation program.

• Independent Compensation Consultant. We utilized our independent compensation consulting firm on matters relating to compensation data and formulation of recommendations for executive compensation.

• Equity Stakes Tie Executive Pay to Company Long-term Company Performance. In 2019, approximately 95% of the total target compensation of our Named Executive Officers (excluding our CEO) is equity based.

• 2018 Equity Awards. We continued to phase in a performance-based equity compensation program over a 4 year time horizon that started in 2016 as we endeavor to provide more of each executive officer’s target equity compensation in the form of performance-based equity. As was the case in 2017, the 2018 performance-based equity awards included a total shareholder return (TSR) performance measure with a two year performance period, in addition to our one year absolute company performance measures. We also granted our Named Executive Officers time-based RSU awards as another layer of retention.

• Cash Compensation Below Market. Our total cash compensation target for executive officers continues to remain below market.

• No Single Trigger Change in Control Arrangements. We do not provide our executive officers with single trigger change in control acceleration on equity awards.

This CD&A is organized into four sections:

Page 45 -   Executive Summary

Page 53 -   Our Compensation-Setting Process

Page 48 -  Elements of Pay and 2018 Compensation Decisions

Page 55 -   Other Compensation Information

44	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

• No Excise Tax Gross-Ups. We do not provide any Named Executive Officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

• No Hedging or Pledging. We continue to prohibit hedging against and pledging of our securities.

• Clawback Policy. We adopted a clawback policy for our executive officers providing that if our financial statements are restated, we may seek to recover or cancel any cash-based incentive or performance-based equity compensation paid or payable that was awarded as a result of achieving financial performance goals that are not met under the restated financial results.

Executive Summary

Company Overview and Strategy. Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment, to sports, politics, and everyday interests, Twitter shows every side of the story. On Twitter you can join the open conversation and watch highlights, clips, or live-streaming events. Twitter is available in more than 40 languages around the world. The service can be accessed via twitter.com, mobile devices and applications, and SMS.

In 2018, we took important steps to increase the collective health, openness, and civility of the public conversation on Twitter, helping people see high-quality information, strengthening our sign-up and account verification processes, and preventing the abuse of Twitter data. Specific actions we took in 2018 included: strengthening account security, updating our rules to more clearly address specific types of hateful conduct, taking new behavior-based signals into account when presenting and organizing Tweets, making it easier to see when a Tweet was removed for breaking our rules, and expanding our team through increased hiring and acquisition. In 2018, our machine learning efforts continued to improve, making it harder for malicious accounts to manipulate our service through multiple accounts and evading suspension, resulting in the suspension of millions of spammy and suspicious accounts. We also continued our work to make it easier to follow and discuss events as they are unfolding.

Compensation Goals. To execute on our strategy, we must attract and retain expert employees and executives who are agile enough to quickly innovate on our business strategy, constantly enhance our product offerings and be cutting edge leaders in undefined spaces like safety and abuse. Our executive compensation program is designed to help us realize these objectives.

Specifically, the goals of our executive compensation program are to:

•	recruit and retain talented individuals who can develop, implement and deliver on long-term value creation strategies by using industry appropriate and competitive pay packages (similar to those made available to executives at companies with which we compete for executive talent) with a focus on long-term retention;

•	reinforce our values, which serve to motivate our executives to deliver the highest level of company, team and individual performance;

•	use a heavier weighting on long-term equity compensation directly tied to the long-term value and growth of our company to align the interests of our executives with those of our stockholders through the use of both time-based and performance-based RSUs; and

•	ensure that our pay structure does not encourage unnecessary and excessive risk taking.

We reduced our annual stock-based compensation expense on both an absolute basis and as a percentage of revenue in 2018. We remain committed

TWITTER, INC. / 2019 Proxy Statement	45

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

to maintaining stock-based compensation as a percentage of revenue in line with our peers.

Challenges. We face challenges in hiring and retaining leadership due to a number of factors, including:

•	Highly Competitive Technology Industry: We are a unique platform, a widely recognized brand and a recognized innovator in the technology industry. We have been a public company for several years, however, and some prospective leaders may believe there is less opportunity to realize significant appreciation through equity compensation at a public company of our size as compared with a privately-held start-up or some other earlier stage public companies. Fluctuations in our stock price and perception of our business in the market can also present challenges in competing for talent.

•	Extremely Competitive Employee Retention Environment: In the technology industry, there is substantial and continuous competition for leadership with the experience and aptitude to motivate and lead product, engineering, sales, G&A and operations teams who are familiar with the technology industry. Our headquarters are located in the San Francisco Bay Area, where competition for leadership is particularly intense. Further, our brand name and successes have made our employees and executives more attractive as candidates for employment with other companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry. We continue to invest in hiring key engineering roles and retaining talented employees to grow our business. We saw reduced levels of attrition in 2018, but we need to continue to focus on hiring and employee retention in order to be successful. We have also made, and intend to continue to make, acquisitions that add engineers, designers, product managers and other personnel with specific technology expertise. In addition, we must retain our high-performing personnel in order to continue to develop, sell and market our products and services and manage our business.

•	Executive Background: Typically, we hire experienced executives with specific skills in key functional areas who have worked in an environment similar to ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

Compensation Decisions in 2018. We made the following compensation decisions in 2018:

•	Base Salary: For 2018, our compensation committee made adjustments to the base salaries of Mr. Derella and Mr. Montano as a result of their promotions to executive level positions. At his own recommendation to the compensation committee, Mr. Dorsey elected to forego any compensation for 2018 other than a base salary of $1.40. We recognize that the base salaries of all of our Named Executive Officers remain below market compared to our compensation peers and therefore, we expect to adjust base salaries over time to remain competitive.

•	Performance-Based Cash Compensation: Commencing in 2017, we implemented a broad-based short-term incentive plan for most non-sales incentive eligible employees to provide additional incentives for these employees to achieve our goal of sustained profitability as well as to better align pay mix to market and commitment to continue to maintain stock-based compensation as a percentage of revenue in line with our peers. Currently, our Named Executive Officers neither participate in this plan nor are they eligible for discretionary cash bonuses. Our Named Executive Officers do not participate in this plan because the compensation committee believes that it is important that equity compensation remains the core incentive to create alignment between our Named Executive Officers, the performance of the company and stockholder value creation. As a result of this incentive structure, total cash compensation for our Named Executive Officers remains significantly below market when compared to our compensation peers. Further, an increasing proportion of our Named Executive Officers’ equity awards are tied directly to company performance through our performance-based equity compensation program. In 2019, approximately 95% of the total target compensation of our Named Executive Officers on average as a group (excluding our CEO who declined all compensation other than a base salary of $1.40) is equity based.

•

Equity Grants Generally: Our executive compensation program continues to be heavily weighted towards equity compensation, primarily in the form of time based RSUs and performance-based RSUs (“PRSUs”). In 2018, Named Executive Officers were granted a mix of time-based RSU’s and PRSUs (other than Mr. Dorsey who declined all compensation other than a salary of $1.40) to continue the phase in of our performance-based equity compensation program. After analyzing each Named Executive Officer’s

46	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

target total direct compensation (“TDC”) in future years, we issued RSUs to our Named Executive Officers in 2018.

•	Performance-Based Equity: To promote a pay-for-performance culture and respond to the feedback we received from investors during our outreach efforts, we continued to phase in our performance-based equity compensation program that we began in February 2016 for our executive officers. The intent of the program is to further tie executive compensation to our financial performance by shifting an increasing portion of equity compensation over time from time-based equity compensation towards a combination of time-based and performance-based equity compensation. Our goal is to have 50% of the value of equity awards granted to each of our executive officers, including Named Executive Officers, to be in the form of PRSUs for 2019 and beyond.

We launched the PRSU program in 2016 with two company performance goals, 2016 GAAP Revenue and 2016 Adjusted EBITDA, weighted equally. Commencing in 2017, we added a two year Total Shareholder Return (“TSR”) performance goal to our PRSU program in addition to the one year company performance goals, GAAP Revenue and Adjusted EBITDA (each as defined below) to ensure that we are incenting both absolute and relative performance over both a short and longer term time horizon. The TSR component is tied to the Nasdaq Internet Index in order to align us most closely to our compensation peers. Each year the compensation committee approves the weighting of the absolute and relative measures to determine the number of PRSUs allocated to each performance goal. In 2017 and 2018, the absolute measures (GAAP Revenue and Adjusted EBITDA performance goals) were weighted 60% and the relative measure (TSR performance goal) was weighted 40%. In 2019, we have replaced Adjusted EBITDA with GAAP Operating Income in order to bring our current plan design in better alignment with market practice, how we plan and give guidance and shareholder expectations. The absolute measure will continue to be weighted 60% and the relative measure (TSR) will continue to be weighted 40%.

•	Change of Control and Severance Benefits: We believe that to properly motivate and incentivize our executive team in the event of a change of control and to the possibility of a termination without “cause” or a termination with “good reason,” a standardized “double trigger” change of control and severance policy is critical. The material terms of these arrangements are set forth in
“Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” below.

•	Clawback Policy: We believe that it is important to foster and maintain a culture that emphasizes integrity and accountability. For this reason, we maintain a clawback policy that provides for the recovery of certain incentive compensation paid or payable to our executive officers in the event of a material restatement of all or a portion of our financial statements, as described in greater detail under the “Clawback Policy” section below.

We evaluate our executive compensation programs, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. We will continue to consider making adjustments, where appropriate, to remain competitive as we optimize our compensation mix.

Our Investor Outreach Program

We value the feedback of our stockholders. Following our 2018 annual meeting of stockholders, we continued our engagement initiative with our larger institutional stockholders to better understand their perspectives on our executive compensation practices and related governance topics. In 2018, our management team reached out to our top institutional investors collectively holding approximately 49% of our shares outstanding and met with institutional investors holding approximately 29% of our shares outstanding. This effort supplemented ongoing communications between our management and stockholders regarding our financial performance, and expanded upon the outreach to stockholders prior to and in connection with our 2018 annual meeting of stockholders. Our objectives were to gain a better understanding of stockholders’ views on our executive compensation practices and on executive compensation best practices generally, as well as related governance topics. The Twitter participants in these meetings included our VP, Total Rewards, head of Investor Relations, VP, Inclusion and Diversity, and other members of our legal, operations and investor relations teams. The compensation committee and the board of directors are committed to maintaining a pay-for-performance alignment in our executive compensation programs and will continue to solicit feedback from our stockholders regarding our programs and practices.

TWITTER, INC. / 2019 Proxy Statement	47

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2018 “Say-on-Pay” Advisory Vote to Approve Executive Compensation

At last year’s annual meeting of stockholders held in May 2018, over 98% of the votes cast on our say-on-pay proposal were cast in favor of the compensation of the Named Executive Officers on an advisory basis. In 2018, the compensation committee considered the results of the “say-on-pay” vote as one factor when making its executive compensation decisions during 2018, including continuing the phase-in of our performance-based equity awards in order to remain market competitive and promote further alignment between the interests of our executives and our stockholders.

Elements of Pay and 2018 Compensation Decisions

Our executive compensation program is comprised of three primary components, listed in order of importance to us:

PAY COMPONENT	OBJECTIVE	BENEFIT TO STOCKHOLDERS
Equity Compensation	Provides a long-term incentive for executives to focus on stockholder value creation Vesting schedule encourages retention Performance-based grants encourage pay for performance

Value at time of vesting is based on long-term growth of Twitter’s stock price and/or, in the case of performance-based grants, meeting both absolute and relative objectives of the company

• 60% based on absolute metrics

- 30% GAAP Revenue

- 30% Adjusted EBITDA[1]

• 40% based on TSR relative to Nasdaq Internet Index

Base Salary

Provides a measure of stable fixed compensation for performance of day-to-day services

Amount reflects individual’s performance and scope of responsibilities, as well as the competitive market for executive talent

Our base salary levels remain comparatively low but are still at levels that are competitive to help us attract and retain talented executives

Benefits and Perquisites	Provides for the health and welfare of our executives and their families, for protection from unexpected loss, as well as the opportunity to save for retirement	Competitive benefits help us attract and retain talented executives

[1]

For 2019, GAAP Operating Income will replace Adjusted EBITDA in order to bring our current plan design in better alignment with market practice, how we plan and give guidance and shareholder expectations

We believe that awarding a significant portion of pay in the form of compensation that is directly linked to our stock price motivates our executive team to focus on growing our business over the long term and aligns our executives’ interests with those of our stockholders. We do not use specific formulas or weightings in determining the allocation of the various pay elements; rather, each Named Executive Officer’s compensation has been individually designed to provide a combination of at-risk and fixed compensation that is tied to achievement of Twitter’s short and long-term objectives.

48	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following chart sets forth the relative weight of 2018 compensation attributable to equity compensation and base salary for our Named Executive Officers on average as a group (excluding our CEO who declined all compensation other than a base salary of $1.40).

Equity Compensation.

For 2018, the majority of the compensation opportunities for each of our executive officers, including each of our Named Executive Officers, is delivered through RSU and PRSU awards. As these awards have value to the recipient even in the absence of stock price appreciation, these awards help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. In addition to the initial equity grant that each executive officer receives as part of his or her new hire package, the compensation committee may grant our executive officers additional equity awards each year as business needs dictate given the nature of our rapidly changing business. Historically, when determining the number of shares subject to an equity grant to issue under both new hire and ongoing awards, we assess the value of the awards based on a variety of potential future stock prices to attempt to mitigate the risk of materially over-compensating our executives if our stock price increases significantly. We also factor in the weighting of the split between RSUs and PRSUs based on our phase in approach of performance-based equity over time. Awards that have been granted to our executive team, including our Named Executive Officers, have been determined based on our board of directors’ or compensation committee’s business judgment regarding the appropriate level of compensation for the position as compared to those in our compensation peers or those companies that we consider direct competitors for talent; the critical nature of the position and the anticipated potential future impact; the size of each executive’s base salary due to the fact that we do not have a cash based bonus program for our executives; and the vested and unvested equity held by executives. On occasion, we issue options to purchase shares of Twitter stock to incentivize those executives who have a direct impact on our financial growth.

In 2018, we implemented a “stacked” grant framework for annual equity grants for all of our equity-eligible employees worldwide, including our executive officers (other than Mr. Dorsey), to better retain and motivate our employees while driving long-term stockholder value and aligning our compensation practices more closely with our compensation peers.

Under this stacked grant approach, we share with each of our employees our expectations of such employee’s annual targeted equity compensation (“TEC”) over the course of five years (including the current year). We then intend to issue RSU awards that, when combined with the employee’s outstanding grants, represent 100% of the value of an employee’s annual TEC for each of the first two years of the award, 75% in the third year, 50% in the fourth year and 25% in the fifth year. As we utilize this new approach, in each subsequent year, we intend to review, and may revise, such employee’s annual TEC for the next five years and as a result, may award our employees, including our executive officers (other than Mr. Dorsey), similarly-structured RSU awards, subject to individual performance, our performance and compensation peer practices. We determine the value of

TWITTER, INC. / 2019 Proxy Statement	49

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

these RSU awards using an average of our stock price over specified measurement periods to minimize the impact of short-term market volatility. Our goal is to provide our employees with certainty over the short term and visibility over the longer-term as to their expected compensation while at the same time aligning their interests with company performance and giving us the flexibility to adjust equity compensation if circumstances change.

While we are currently utilizing this stacked grant framework, we continue to review other equity compensation designs that may more closely align our compensation practices with our compensation peers and market practice.

2018 Equity Grants.

Jack Dorsey. Mr. Dorsey declined all equity compensation for 2018.

Ned Segal. We granted Mr. Segal a total of 55,556 PRSUs at target, of which (i) 33,334 PRSUs were tied to our 2018 fiscal year performance period (GAAP Revenue and Adjusted EBITDA performance goals) and (ii) 22,222 PRSUs were tied to our 2018-2019 fiscal year performance period (TSR performance goal).

Vijaya Gadde. We granted Ms. Gadde a total of 76,000 PRSUs at target, of which (i) 45,600 PRSUs were tied to our 2018 fiscal year performance period (GAAP Revenue and Adjusted EBITDA performance goals) and (ii) 30,400 PRSUs were tied to our 2018—2019 fiscal year performance period (TSR performance goal).

Matthew Derella. We granted Mr. Derella a total of 20,000 PRSUs at target, of which (i) 12,000 PRSUs were tied to our 2018 fiscal year performance period (GAAP Revenue and Adjusted EBITDA performance goals) and (ii) 8,000 PRSUs were tied to our 2018-2019 fiscal year performance period (TSR performance goal).

Michael Montano. We granted Mr. Montano a total of 158,473 PRSUs at target, of which (i) 53,897 PRSUs were tied to our 2018 fiscal year performance period (GAAP Revenue and

Adjusted EBITDA performance goals) and (ii) 104,576 PRSUs were tied to our 2018-2019 fiscal year performance period (TSR performance goal).

RSUs.

Our RSU awards typically vest over a four-year period and we believe that, like stock options, they help incentivize our executives to build value that can be sustained over time. For more information relating to the granting of these RSU awards, including the vesting schedules, see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2018” table below.

PRSUs.

For 2018, we continued the phase-in of our performance-based equity compensation program and our compensation committee’s goal of targeting 30% of each Named Executive Officer’s total target equity compensation for 2018 to be in the form of PRSUs. Subject to the terms of the 2013 Plan, the PRSUs were eligible to vest based upon our achievement of certain performance targets over a one-year or two-year performance period. The compensation committee set the performance targets for the performance period early in the first quarter of 2018 and assessed achievement against the one-year performance targets in February 2019. For 2018, we chose a one-year performance period for the GAAP Revenue and Adjusted EBITDA performance goals and a two-year performance period for the TSR performance goal to assess the impact of the plan on performance. We intend to reassess the performance goals and performance period in future years.

For 2019, we have replaced Adjusted EBITDA with GAAP Operating Income in order to bring our current plan design in better alignment with market practice and shareholder expectations.

For more information relating to the granting of these PRSU awards, including the vesting schedules, see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2018” table below.

50	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee believed that these performance goals and the relative weighting of these goals as described below were appropriate to drive executive performance in achieving certain annual corporate performance goals that further our strategy and that are used by investors to evaluate our financial performance. No vesting of the PRSUs would occur until a minimum performance threshold was achieved and the PRSUs had a maximum vesting payout capped at 2x target outlined below.

MEASURE	WEIGHTING	PERFORMANCE PERIOD	0% MINIMUM PAYO UT	100% TARGET PAYOUT	200% MAXIMUM PAYOUT	ACTUAL PERFORMANCE	ACTUAL VESTING
GAAP Revenue	30%	Fiscal year 2018	<= $2,495 million	$2,675 million	>= $3,035 million	$3,042 million	200%
Adjusted EBITDA (before short term incentive target)	30%	Fiscal year 2018	<= $840 million	$1,000 million	>= $1,320 million	$1,275 million	186%
TSR(1)	40%	Fiscal year 2018—2019	<= (33%) vs. Nasdaq Internet Index	Equals Nasdaq Internet Index	>= 50% vs. Nasdaq Internet Index	N/A	N/A

[1]	The TSR measure Actual Performance target and Actual Vesting cannot be determined until the end of the performance period (January 1, 2018—December 31, 2019).
[2]	The payouts at lower performance thresholds are subject to a lower proportional return compared to results at higher performance thresholds.

For these purposes:

“GAAP Revenue” is defined as our GAAP revenues, as may be adjusted for certain acquisitions during the specified performance period.

“Adjusted EBITDA” is defined as net loss (income) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expenses, provision (benefit) for income taxes and restructuring charges, but excluding recorded costs resulting from any business acquired by us (other than acquisitions with a total deal consideration as approved by the board of directors or one of its committees and set forth in a definitive agreement

(not including new stock based awards granted to target’s continuing employees) of less than $50 million) during the specified performance period.

“Total Shareholder Return or TSR” is defined as (a) (i) our share price at the end of period (December 31, 2019) minus (ii) our share price at the start of period (January 1, 2018) divided by (b) our share price at the start of period (January 1, 2018). This rate of return, loss or breakeven is then measured against the performance of the Nasdaq Internet Index during the same period and using the same methodology and compared against our pre-established target levels as described above to determine the achievement of the performance goal.

TWITTER, INC. / 2019 Proxy Statement	51

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following tables sets forth the total PRSUs granted to our Named Executive Officers (other than Mr. Dorsey who declined all equity compensation in 2018) (i) at threshold, target and maximum award levels for the 2018 fiscal year performance period (GAAP Revenue and Adjusted EBITDA performance goals) and the 2018—2019 fiscal year performance period (TSR performance goal) and (ii) the actual number of PRSUs that vested as a result of our performance against our targets for the 2018 fiscal year performance period for our GAAP Revenue and Adjusted EBITDA performance goals:

NAMED EXECUTIVE OFFICER[1] [2]	PRSU GRANT FOR 2018 PERFORMANCE (GAAP REVENUE / ADJUSTED EBITDA PERFORMANCE GOALS) (AT THRESHOLD)	PRSU GRANT FOR 2018 PERFORMANCE (GAAP REVENUE / ADJUSTED EBITDA PERFOR MANCE GOALS) (AT TARGET)	PRSU GRANT FOR 2018 PERFORMANCE (GAAP REVENUE / ADJUSTED EBIT DA PERFORMANCE GOALS) (AT MAXIMUM)	PRSU GRANT FOR 2018 PERFORMANCE (GAAP REVENUE / ADJUSTED EBIT DA PERFORMANCE GOALS) (AC TUAL)
Jack Dorsey	—	—	—	—
Ned Segal	0	33,334	66,668	64,335
Vijaya Gadde	0	45,600	91,200	88,008
Matthew Derella	0	12,000	24,000	23,160
Michael Montano	0	53,897	107,794	104,021
[1]	Mr. Dorsey declined all equity compensation in 2018.

NAMED EXECUTIVE OFFICER[1] [2]	PRSU GRANT FOR 2018—2019 PERFORMANCE (TSR PERFORMANCE GO AL) (AT THRESHOLD)	PRSU GRANT FOR 2018—2019 PERFORMANCE (TSR PERFORM ANCE GOAL) (AT TARGET)	PRSU GRANT FOR 2018—2019 PERFORMANCE (TSR PERFOR MANCE GOAL) (AT MAXIMUM)	PRSU GRANT FOR 2018—2019 PERFORMANCE (TSR PERFORMANCE GOAL) (ACTUAL)
Jack Dorsey	—	—	—	—
Ned Segal	0	22,222	44,444	N/A
Vijaya Gadde	0	30,400	60,800	N/A
Matthew Derella	0	8,000	16,000	N/A
Michael Montano	0	104,576	209,152	N/A
[1]	Mr. Dorsey declined all equity compensation in 2018.
[2]

The actual performance for the PRSU grant for the 2018 – 2019 fiscal year performance period (TSR performance goal) cannot be determined until the end of the performance period (January 1, 2018 – December 31, 2019).

Base Salary. Historically, the salaries of our executive team, including our Named Executive Officers, have remained below competitive market levels due to our desire to maintain internal pay equity between executive officers and other senior-level individuals. Starting in 2014, our compensation committee agreed that the base salaries for our executive team, including our Named Executive Officers, should gradually increase to market competitive levels and accordingly we made base salary adjustments in 2014 and again in 2016. In 2018, we increased the salaries of Mr. Derella and Mr. Montano as a result of their elevation to executive level positions. We also initiated a base salary of $1.40 for

Mr. Dorsey. The salaries of our remaining Named Executive Officers were unchanged from 2017.

The following table shows the annualized base salary rates in effect for 2018:

NAME	2018 BASE SALARY RATE ($)
Jack Dorsey	1.40
Ned Segal	500,000
Vijaya Gadde	500,000
Matthew Derella	500,000
Michael Montano	350,000

52	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Benefits. Our executive officers, including the Named Executive Officers, participate in the same benefits plans and programs that all other Twitter employees in the same geographies they are based. These plans include medical, dental, and vision care plans, flexible spending accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, employee assistance programs, employee stock purchase plan and paid time off.

In addition, we maintain a tax qualified 401(k) retirement savings plan that contains both a pre-tax and an after-tax savings feature for the benefit of eligible U.S. employees, including our Named Executive Officers. In 2018, we continued a discretionary employer matching contribution program by which we made a contribution of $0.50 for every dollar an employee contributes in either the pre-tax or post-tax Roth account up to a maximum company contribution of $3,000 per year per eligible employee, including our eligible Named Executive Officers. We believe that a company contribution encourages all eligible U.S. employees to contribute to long-term retirement savings. All 2018 contributions were fully vested as of their respective contribution dates and are deductible by us.

Perquisites. Consistent with the practices of many companies in our peer group, in the past we have provided limited perquisites, mainly in the form of personal security, to certain of our Named Executive Officers. None of these security related costs constituted taxable income to our Named Executive Officers. In 2018 we did not provide any perquisites to our Named Executive Officers.

Our Compensation-Setting Process

We have been undergoing a period of rapid growth, development and change as a public company in a highly competitive business and technological environment that dictates that we consider a number of factors in determining individual compensation arrangements with executives, including our Named Executive Officers, at the time we hire them, including:

•	our need to fill a particular position;

•	our financial position and growth direction at the time of hiring;

•	the individual’s expertise and experience;

•	the competitive nature in hiring for the position; and

•	the challenges discussed in the section titled “Executive Compensation—Compensation Discussion and Analysis—Executive Summary” above.

Role of Our Compensation Committee. Our compensation committee is composed entirely of independent directors, and is responsible for overseeing our executive compensation program. Our compensation committee approves ongoing compensation arrangements for our executive officers, including our Named Executive Officers (other than our CEO) and makes recommendations to the full board of directors regarding our CEO’s compensation. In determining compensation for our Named Executive Officers, our compensation committee considers numerous factors, including:

•	recommendations of our CEO and other management (as described below);

•	the individual achievement of each executive officer, compensation peer and competitive market data (as described below);

•	the experience and contributions of our executive officers to our key business objectives; and

•	internal pay equity based on the impact on our business and performance.

There is no predetermined formula for weighting these factors. Instead, our compensation committee considers all of this information in light of our business objectives. Our compensation committee operates under a written charter adopted approved by our board of directors. The charter is available on our website at https://investor.twitterinc.com.

Role of Management. Our CEO, together with senior HR management, reviews our executive compensation practices against our compensation peers (described below), competitors for talent and market data. At the compensation committee’s request, our CEO then makes recommendations for target compensation opportunities for executive officers (other than himself). Our compensation committee believes that our CEO’s input for the compensation opportunities is highly valuable because of his daily involvement with the other members of our executive team and our business. No executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package. Our senior management team also provides input on, and helps negotiate, initial compensation packages for our newly hired executives. Our compensation committee seeks input from senior management during the

TWITTER, INC. / 2019 Proxy Statement	53

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

process of searching for and negotiating compensation packages, with new senior level hires and coordinates with our Chief Financial Officer and Chief Accounting Officer in determining the financial and accounting implications of our executive compensation programs and hiring decisions. Our CEO, Mr. Dorsey, requested and our board of directors approved that he forego all compensation for 2018 other than a base salary of $1.40.

Role of the Compensation Consultant. Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2018, our compensation committee requested that management engage with Compensia on matters relating to our compensation peers selection as well as to provide support and specific analyses with regard to compensation data and formulation of recommendations for executive compensation. The compensation committee periodically reviews the need to independently retain a compensation consultant.

Use of Comparative Market Data. Each year our compensation committee reviews the current compensation peers along with the selection criteria for applicability in making the next year’s compensation decisions.

The compensation peers, used to inform 2018 compensation decisions, were selected using four general selection parameters. The criteria are software (primary) and broad technology (secondary) companies located in the United States which are between one half (0.5x) and two and one half (2.5x) times our size in revenue with a market capitalization of one third (0.3x) to three (3.0x) times our market capitalization with a preference for companies with high growth and high market capitalization to revenue multiples. We also consider cash and equity compensation data for Facebook as a reference peer, given that we directly compete for key talent with Facebook.

For 2018, our compensation committee reviewed adjustments to the compensation peer group recommended by Compensia based on the criteria described above and removed Netflix and Pandora Media due to incomparable revenue and market cap, and added MatchGroup, Snap, and Symantec due to similarities with the stated financial criteria. Accordingly, our 2018 compensation peers were:

Autodesk	ServiceNow	VMWare
Electronic Arts	Square	Workday
Intuit	Snap	Yelp
MatchGroup	Splunk	Zillow Group
Palo Alto Networks	Symantec
Red Hat	TripAdvisor

Our compensation committee intends to continue to review our compensation peers and the underlying criteria annually to assess whether it remains appropriate for review and comparison purposes. We also participate in surveys of market compensation practices in our industry and broadly across all industries, and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings.

When determining 2018 executive officer compensation opportunities, management presented information to the compensation committee based on compensation peers and market survey data. Our compensation committee considered this information in making its decision but did not engage in strict benchmarking to a fixed percentile. Instead, our compensation committee, taking into consideration the factors described above, relied on the business experience of its members and on the recommendations of management to craft compensation packages appropriate for our particular executives. We believe that the total compensation opportunities of our executive officers, including our Named Executive Officers, were competitive with market practices for similarly situated executives of our compensation peers.

54	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Other Compensation Information

Employment Arrangements. Each of our Named Executive Officers has entered into a written, at-will employment offer letter with us. For a summary of the material terms and conditions of these employment offer letters, see the section titled “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Information—Executive Officer Employment Letters.”

Post-Employment Compensation. Each of our Named Executive Officers participates in our Change of Control and Involuntary Termination Protection Policy (the “Severance Policy”), which provides standardized payments and benefits to the Named Executive Officers in the event of a termination without “cause” by Twitter or termination for “good reason” by the participant, whether or not in connection with a change of control, to make these benefits consistent among the executives who have these arrangements. Our compensation committee approves all plan participants and the level of benefit applicable to each plan participant. We believe that the change of control benefits in the Severance Policy assist to maximize stockholder value and maintain executive focus in the immediate period prior to, during and after the change of control event.

The material terms of these post-employment arrangements are set forth in “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” below.

Clawback Policy. We believe that it is important to foster and maintain a culture that emphasizes integrity and accountability. Our Clawback Policy permits the company to require that any current or former officer of the company who is (or was) subject to Section 16 of the Exchange Act, repay certain cash-based incentive compensation or performance-based equity compensation to the company if the compensation committee determines that such participant’s actions caused or partially caused the company to restate all or a portion of its financial statements within the three-year period from the original filing date of the restated financial statements. If the compensation committee determines that any such cash-based incentive compensation or performance-based equity compensation would have been less had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such participant caused or partially caused such restatement and it is in the company’s best interests to recover all or a portion of the excess amount of cash-based incentive compensation or performance-based equity compensation received (or to be received) by such participant, the compensation committee may seek to recover the difference between the amounts awarded or paid (or to be awarded or paid) and the amounts that would have been awarded or paid based on the restated results.

When the SEC adopts final clawback policy rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review and may revise our Clawback Policy to the extent required to comply with such rules.

Accounting Treatment. We recognize a non-cash charge to earnings for accounting purposes for equity awards. We expect that our compensation committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhang when deciding the amounts and terms of equity grants.

Deductibility of Executive Compensation. Code Section 162(m) may limit the amount that we may deduct from our federal income taxes for compensation paid to certain of our current or former executive officers who qualify as “covered employees” within the meaning of Code Section 162(m) to one million dollars per executive officer per year, unless certain requirements are met. The US Tax Cuts and Jobs Act (“Tax Reform”) modified the rules for executive compensation, including that once an executive becomes a “covered employee” under Code Section 162(m) the individual will continue to be a “covered employee” as long as they remain employed by the company.

While we are mindful of the benefit of the full deductibility of compensation, we believe that we should not be constrained by the requirements of Code Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we have not adopted a policy that would require that all compensation be deductible, though we do consider the deductibility of compensation when making compensation decisions. We may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

TWITTER, INC. / 2019 Proxy Statement	55

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Taxation of Parachute Payments and Deferred Compensation. We do not provide, and have no obligation to provide, any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Section 409A of the Code. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A of the Code.

Hedging and Pledging Policies. We have established an Insider Trading Policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our Named Executive Officers are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account.

Executive Officer Employment Letters.

Jack Dorsey. We entered into an executive employment letter dated June 11, 2015 with Mr. Dorsey, our Chief Executive Officer. The letter has no specific term and provides for at-will employment. At the time Mr. Dorsey was appointed Chief Executive Officer, he declined all compensation. Mr. Dorsey’s current base salary is $1.40.

Ned Segal. We entered into an executive employment letter dated July 11, 2017 with Mr. Segal, our Chief Financial Officer. The letter has no specific term and provides for at-will employment. The letter provides that Mr. Segal’s base salary is initially $500,000 per year, outlines his $300,000 sign-on bonus and initial grants of 794,444 RSUs and 372,223 PRSUs. 250,000 of the RSUs vested on the first day of the first month following the one-year anniversary of Mr. Segal’s hire date and 44,444 RSUs will vest on December 1, 2018, 222,222

RSUs will vest quarterly over 2019, 138,889 RSUs will vest quarterly over 2020, and 138,889 RSUs will vest quarterly over 2021, subject to his continued employment on each vesting date. The PRSUs will have performance periods over four fiscal years beginning with our 2017 fiscal year, with performance targets to be set for each performance period in advance of the end of the applicable performance period, and, achievement determined in the first quarter following each completed fiscal year. Mr. Segal’s letter also specifies his severance arrangement if he is involuntarily terminated or terminates for “good reason” either in isolation or in connection with a change of control event, as described in the section titled “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control.”

Vijaya Gadde. We entered into an executive employment letter dated October 1, 2013 with Ms. Gadde, our Chief Legal Officer and Secretary. The letter has no specific term and provides for at-will employment.

Matthew Derella. We entered into an employment letter dated October 1, 2012 with Mr. Derella, our Customers Lead. The letter has no specific term and provides for at-will employment. In 2018, Mr. Derella was eligible for certain variable compensation under a commission plan generally applicable to our sales employees. Mr. Derella is not eligible to participate in the commission plan commencing in 2019.

Michael Montano. We entered into an employment letter dated June 20, 2011 with Mr. Montano, our Engineering Lead. The letter has no specific term and provides for at-will employment.

Compensation-Related Risk.

We engaged Compensia to complete a risk review of our employee compensation policies and practices in which our employees (including our executive officers) participate, to determine whether these policies and practices have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In the review, consideration was given to numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including, but not limited to, the following:

•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical metrics;

56	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

•	ownership of a large percentage of our shares and equity awards by senior management; and

•	our practice of awarding long-term equity grants upon hire to our executives in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of the company.

Based on our review of the analysis performed by Compensia, we concluded that any potential risks arising from our employee compensation policies and practices, including our executive compensation programs, are not reasonably likely to have a material adverse effect on our company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and Twitter’s Annual Report on Form 10-K for the year ended December 31, 2018.

Compensation Committee

David Rosenblatt (Chair)

Patrick Pichette

Bret Taylor

TWITTER, INC. / 2019 Proxy Statement	57

EXECUTIVE COMPENSATION

Compensation Tables

Compensation Tables

2018 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL COMPENSATION ($)

Jack Dorsey	2018	1.40	—	—	—	1.40
Chief Executive Officer	2017	—	—	—	—	—
	2016	—	—	—	56,551	56,551

Ned Segal(5)	2018	500,000	—	4,460,054	3,000	4,963,054
Chief Financial Officer	2017	165,385	300,000	13,832,643	1,500	14,299,528

Vijaya Gadde	2018	498,077	—	11,298,824	3,000	11,799,901
Chief Legal Officer and Secretary	2017	500,000	—	406,560	1,500	908,060
	2016	498,000	—	9,348,000	1,500	9,847,500

Matthew Derella	2018	499,038	563,710	3,254,671	3,000	4,320,419
Customers Lead

Michael Montano	2018	325,769	45,500	17,612,977	—	17,984,246
Engineering Lead

(1)

At his own recommendation to the compensation committee, Mr. Dorsey elected to forego any compensation for 2018 other than a base salary of $1.40. Mr. Dorsey elected to forego any compensation for 2017 and 2016.

(2)

Amounts disclosed in this column relate to a sign-on bonus made to Mr. Segal as part of his new hire compensation package pursuant to his executive employment letter dated July 11, 2017, commission payments made to Mr. Derella as a participant in the 2018 Incentive Compensation Plan (Mr. Derella is not eligible to participate in the Incentive Compensation Plan commencing in 2019), and a performance bonus paid to Mr. Montano for the 2018 Plan year for time spent on the (non-executive) Corporate bonus plan.

(3)

Amounts disclosed in this column relate to grants of RSUs and PRSUs made under our 2013 Plan. With respect to each RSU and PRSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Amounts disclosed in this column include PRSUs under the 2013 Plan at the target award level for the 2018 fiscal year performance period (GAAP Revenue and Adjusted EBITDA performance goals) and the 2018—2019 fiscal year performance period (TSR performance goal) as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49. Grant date fair value for each RSU and PRSU was determined based on assumptions as set forth in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the respective years in which the RSUs and PRSUs were granted, and do not reflect amounts actually paid to, or realized by, our Named Executive Officers in 2018, 2017 or 2016. For further information on the RSU and PRSU grants made in 2018 (including the threshold, target, maximum and actual award level), see the section titled “Executive Compensation—Compensation Tables—Grants of Plan-Based Awards in Fiscal Year 2018” table below. The amounts reported for the PRSU and TSR awards assume the probable outcome of the applicable performance conditions at the grant date (i.e. based on 100% of target level performance). If the PRSU and TSR awards were instead valued based on the maximum outcome of the applicable performance condition (i.e. based on 200% of target level performance), the grant date fair value of PRSU and TSR awards granted in this column for 2018 would increase as follows: Mr. Segal from $2,231,568 to $4,463,135; Ms. Gadde, from $3,052,768 to $6,105,536; Mr. Derella, from $803,360 to $1,606,720; and Mr. Montano, from $9,425,505 to $18,851,010. Excludes PRSUs allocated but not granted for Messrs. Segal, Derella and Montano and Ms. Gadde for which performance targets have not yet been set and determined for fiscal years 2019—2021.

(4)

Amounts disclosed in this column include (i) company contributions made to our Named Executive Officers’ 401(k) account, which contribution was made to all eligible employees generally and (ii) for Mr. Dorsey, the cost of residential security and protective detail of $56,551 for 2016. We do not consider any security costs to be personal benefits, however, the disclosure regulations require us to report such incremental costs as “All Other Compensation” above.

(5)	Mr. Segal was hired in August 2017 and appointed as our Chief Financial Officer. Mr. Segal was awarded RSUs and PRSUs as part of his new hire compensation package.

58	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Tables

CEO PAY RATIO

In accordance with Item 402 of Regulation S-K under the Securities Act (“Item 402”), below is the ratio of the total compensation of the median employee of the company to the annual total compensation of the CEO (the “Pay Ratio Disclosure”).

We determined that the median employee identified in our proxy last year was no longer representative because the employee was promoted and received an equity grant as a result of the promotion. Because the full value of the additional equity grant must be included as part of the median employee’s total annual compensation under Item 402 regardless of when vesting occurs, this new equity grant created annual total compensation for last year’s median employee that is non-representative of what a median employee at the company earns. Accordingly, we selected a new median employee.

In order to identify a new median employee, we examined the total taxable compensation in 2018 of all employees globally, including those employed on a full-time, part-time, seasonal or temporary basis by the company or any of its consolidated subsidiaries, as of December 31, 2018, and then converted into U.S. dollars and annualized for those employees who were not employed for the entire 2018 fiscal year. The total taxable compensation was determined from information derived from tax and/or payroll records. Using this methodology, it was determined that, for 2018, the median employee was an exempt, full-time employee located in the U.S.

Our CEO, Mr. Dorsey had annual total compensation for 2018, calculated using the requirements of Item 402 for purposes of the Pay Ratio Disclosure, of $1.40 (Mr. Dorsey declined all other compensation during 2018). The annual total compensation of the median employee of the company for 2018, calculated using the same requirements under Item 402 for purposes of the Pay Ratio Disclosure, which included base pay, incentive compensation, the grant date fair value of equity grants and the company’s matching contribution to that employee’s 401(k) plan, was $172,703. Accordingly, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the company was less than 0.0001.

The Pay Ratio Disclosure presented above is a reasonable estimate calculated in a manner consistent with Item 402. Because the SEC’s final regulations for identifying the median employee, calculating annual total compensation and determining the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the company’s Pay Ratio Disclosure may not be comparable to that reported by other companies.

TWITTER, INC. / 2019 Proxy Statement	59

EXECUTIVE COMPENSATION

Compensation Tables

Grants of Plan-Based Awards in Fiscal Year 2018

The following table sets forth information regarding grants of plan-based equity awards made to our Named Executive Officers during fiscal year 2018. We did not grant any plan-based cash awards or stock options to our Named Executive Officers during fiscal year 2018.

NAME	GRANT DATE		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($) (1)
			THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Jack Dorsey	—		—	—	—	—	—
Ned Segal	5/30/2018	(2)				64,857	2,228,487
	5/30/2018	(3)	0	33,334	66,668		1,145,356
	5/30/2018	(3)	0	22,222	44,444		1,086,211
Vijaya Gadde	5/30/2018	(2)	0			239,990	8,246,056
	5/30/2018	(3)	0	45,600	91,200		1,566,816
	5/30/2018	(3)	0	30,400	60,800		1,485,952
Matthew Derella	5/30/2018	(2)	0			71,342	2,451,311
	5/30/2018	(3)	0	12,000	24,000		412,320
	5/30/2018	(3)	0	8,000	16,000		391,040
Michael Montano	4/4/2018	(2)	0			98,489	2,782,314
	7/26/2018	(2)	0			125,877	5,405,158
	7/26/2018	(3)	0	53,897	107,794		2,314,337
	7/26/2018	(3)	0	104,576	209,152		7,111,168

(1)

Reflects grant date fair value of RSUs and PRSUs computed in accordance with FASB ASC Topic 718. Assumptions underlying the valuations are set forth in footnote 3 to the Summary Compensation Table above. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.

(2)

Reflects the award of RSUs in connection with our stacked grant equity refresh program for such Named Executive Officers as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49.

(3)

Reflects the award of PRSUs at the threshold, target and maximum award levels for the 2018 fiscal year performance period (GAAP Revenue and Adjusted EBITDA performance goals) and for the 2018—2019 fiscal year performance period (TSR performance goal) as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49. Further information on the threshold, target, maximum, and actual award level achievement of these PRSUs awards as well as descriptions of the performance goals for these PRSU awards is further described in such section. Excludes PRSUs allocated but not granted for Messrs. Segal, Derella and Montano and Ms. Gadde for which performance targets have not yet been set and determined for fiscal years 2019—2021.

60	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Tables

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2018. See the section titled “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE (1)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($) (2)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (3)(4)
Jack Dorsey	5/11/2011	(5)	2,000,000	—	3.115	5/10/2021	—	—
Ned Segal	8/25/2017	(6)	—	—	—	—	500,000	14,370,000
	8/25/2017	(7)	—	—	—	—	15,400	442,596
	5/30/2018	(8)	—	—	—	—	64,857	1,863,990
	5/30/2018	(9)	—	—	—	—	64,335	1,848,988
	5/30/2018	(10)	—	—	—	—	44,444	1,277,321
Vijaya Gadde	9/12/2014	(11)	—	—	—	—	64,445	1,852,149
	2/10/2016	(12)	—	—	—	—	120,000	3,448,800
	3/12/2017	(13)	—	—	—	—	10,560	303,494
	5/30/2018	(14)	—	—	—	—	239,990	6,897,313
	5/30/2018	(15)	—	—	—	—	88,008	2,529,350
	5/30/2018	(16)	—	—	—	—	60,800	1,747,392
Matthew Derella	12/9/2015	(17)	—	—	—	—	40,000	1,149,600
	5/25/2016	(18)	—	—	—	—	34,286	985,380
	11/21/2016	(19)	—	—	—	—	315,000	9,053,100
	5/30/2018	(20)	—	—	—	—	71,342	2,050,369
	5/30/2018	(21)	—	—	—	—	23,160	665,618
	5/30/2018	(22)	—	—	—	—	16,000	459,840
Michael Montano	3/17/2015	(23)	—	—	—	—	2,400	68,976
	10/25/2016	(24)	—	—	—	—	5,000	143,700
	4/14/2017	(25)	—	—	—	—	3,640	104,614
	4/14/2017	(26)	—	—	—	—	1,000	28,740
	7/27/2017	(27)	—	—	—	—	210,000	6,035,400
	4/4/2018	(28)	—	—	—	—	90,362	2,597,004
	7/26/2018	(29)	—	—	—	—	125,877	3,617,705
	7/26/2018	(30)	—	—	—	—	104,021	2,989,564
	7/26/2018	(31)	—	—	—	—	209,152	6,011,028

TWITTER, INC. / 2019 Proxy Statement	61

EXECUTIVE COMPENSATION

Compensation Tables

(1)	Each of the outstanding equity awards was granted pursuant to our 2007 Plan or 2013 Plan.
(2)	The exercise price for stock options granted was the fair market value of a share of common stock on the date of grant.
(3)

This column represents the fair market value of the shares of our common stock underlying the RSUs and PRSUs as of December 31, 2018, based on the closing price of our common stock, as reported on the NYSE, of $28.74 per share on December 31, 2018.

(4)	Excludes PRSUs allocated but not granted for Messrs. Segal, Derella and Montano and Ms. Gadde for which performance targets have not yet been set and determined for fiscal years 2019—2021.
(5)	All of the shares of common stock subject to this option were fully vested as of May 9, 2015.
(6)

250,000 shares of our common stock underlying the RSUs vested on September 1, 2018 and 44,444 shares of our common stock underlying the RSUs vested on December 1, 2018; 25% of 222,222 shares of our common stock underlying the RSUs will vest on March 1, 2019, and then quarterly thereafter for the remaining 3 quarters; 25% of 138,889 shares of our common stock underlying the RSUs will vest on March 1, 2020 and then quarterly thereafter for the remaining 3 quarters; and 25% of 138,889 shares of our common stock underlying the RSUs will vest on March 1, 2021, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(7)

PRSU granted for 2017-2018 performance period (TSR performance goal) reported at the actual payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(8)

25% of 43,238 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining 3 quarters; and 25% of 21,619 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(9)

PRSU granted for 2018 performance period (GAAP Revenue and Adjusted EBITDA performance goals) reported at the actual payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(10)

PRSU granted for 2018-2019 performance period (TSR performance goal) reported at the maximum payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(11)

11.11% of the shares of our common stock underlying the 145,000 RSUs vest in nine equal quarterly installments beginning on October 1, 2017, subject to continued service through each such vesting date.

(12)

25% of the shares of our common stock underlying 280,000 RSUs vested on May 1, 2016, and then 12.5% of the shares of our common stock underlying 280,000 RSUs vested quarterly thereafter for the remaining 6 quarters; 25% of the shares of our common stock underlying 200,000 RSUs vested on February 1, 2018, and then quarterly thereafter for the remaining 3 quarters; 25% of the shares of our common stock underlying 120,000 RSUs vest on February 1, 2019, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(13)

PRSU granted for 2017-2018 performance period (TSR performance goal) reported at the actual payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(14)

25% of 162,162 shares of our common stock underlying the RSUs will vest on February 1, 2020, and then quarterly thereafter for the remaining 3 quarters; 25% of 51,885 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining 3 quarters; and 25% of 25,943 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(15)

PRSU granted for 2018 performance period (GAAP Revenue and Adjusted EBITDA performance goals) reported at the actual payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(16)

PRSU granted for 2018-2019 performance period (TSR performance goal) reported at the maximum payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(17)

5,000 RSUs vested on October 1, 2017; 25% of 60,000 RSUs vested on January 1, 2018, and then quarterly thereafter for the remaining 3 quarters; 40,000 RSUs vest on January 1, 2019, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(18)	120,000 RSUs vesting ratably (7.14%) over 14 quarters with the first vest date on August 1, 2016, subject to continued service through each such vesting date.
(19)

25% of 70,000 shares of our common stock underlying the RSUs vested on February 1, 2017, and then quarterly thereafter for the remaining 3 quarters; 25% of 95,000 shares of our common stock underlying the RSUs vested on February 1, 2018, and then quarterly thereafter for the remaining 3 quarters; 25% of 120,000 shares of our common stock underlying the RSUs will vest on February 1, 2019, and then quarterly thereafter for the remaining 3 quarters; and 25% of 195,000 shares of our common stock underlying the RSUs will vest on February 1, 2020, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(20)

25% of 47,561 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining 3 quarters; and 25% of 23,781 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(21)

PRSU granted for 2018 performance period (GAAP Revenue and Adjusted EBITDA performance goals) reported at the actual payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

62	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Tables

(22)

PRSU granted for 2018-2019 performance period (TSR performance goal) reported at the maximum payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(23)	12,000 RSUs vesting ratably (10%) over 10 quarters with the first vest date on January 1, 2017, subject to continued service through each such vesting date.
(24)	10,000 RSUs vesting ratably (6.25%) over 16 quarters with the first vest date on February 1, 2017, subject to continued service through each such vesting date.
(25)	3,640 RSUs vesting ratably (25%) over 4 quarters with the first vest date on February 1, 2020, subject to continued service through each such vesting date.
(26)	1,000 RSUs vesting ratably (25%) over 4 quarters with the first vest date on February 1, 2019, subject to continued service through each such vesting date.
(27)

25% of 35,000 shares of our common stock underlying the RSUs vested on February 1, 2018, and then quarterly thereafter for the remaining 3 quarters; 25% of 105,000 shares of our common stock underlying the RSUs will vest on February 1, 2019, and then quarterly thereafter for the remaining 3 quarters; and 25% of 105,000 shares of our common stock underlying the RSUs will vest on February 1, 2020, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(28)

33.33% of 8,127 shares of our common stock underlying the RSUs vested on May 1, 2018, and then quarterly thereafter for the remaining 2 quarters; 25% of 7,103 shares of our common stock underlying the RSUs will vest on February 1, 2019, and then quarterly thereafter for the remaining 3 quarters; 25% of 5,170 shares of our common stock underlying the RSUs will vest on February 1, 2020, and then quarterly thereafter for the remaining 3 quarters, 25% of 52,059 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining 3 quarters, and 25% of 26,030 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(29)

25% of 56,863 shares of our common stock underlying the RSUs will vest on February 1, 2020, and then quarterly thereafter for the remaining 3 quarters, 25% of 50,350 shares of our common stock underlying the RSUs will vest on February 1, 2021, and then quarterly thereafter for the remaining 3 quarters, and 25% of 18,664 shares of our common stock underlying the RSUs will vest on February 1, 2022, and then quarterly thereafter for the remaining 3 quarters, subject to continued service through each such vesting date.

(30)

PRSU granted for 2018 performance period (GAAP Revenue and Adjusted EBITDA performance goals) reported at the actual payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

(31)

PRSU granted for 2018-2019 performance period (TSR performance goal) reported at the maximum payout level. See the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49 for more information.

TWITTER, INC. / 2019 Proxy Statement	63

EXECUTIVE COMPENSATION

Compensation Tables

Option Exercises and Stock Vested in 2018

The following table sets forth the number of shares of common stock acquired during 2018 by our Named Executive Officers upon the exercise of stock options and the vesting of RSU and PRSU awards and the value realized upon such exercise or vesting.

	OPTIONS AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)(1)	VALUE REALIZED ON EXERCISE ($)(2)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(3)	VALUE REALIZED ON VESTING ($)(4)
Jack Dorsey	—	—	—	—
Ned Segal	—	—	345,349	11,796,780
Vijaya Gadde	—	—	301,844	9,331,766
Matthew Derella	—	—	195,330	6,000,383
Michael Montano	—	—	117,857	3,573,362
(1)	Reflects the aggregate number of shares of common stock underlying the stock options that were exercised in 2018.
(2)

Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on the NYSE of a share of common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day, or the disposition price if the shares are disposed of in a disqualified disposition, minus the exercise price, by (ii) the number of shares of common stock acquired upon exercise.

(3)

Reflects the aggregate number of shares of common stock underlying (i) RSU awards that vested in 2018 and (ii) PRSUs under the 2013 Plan for the 2017 fiscal year performance period that vested in 2018. Of the number of shares of common stock shown for Messrs. Segal, Derella, and Montano and Ms. Gadde, 166,584, 98,620, 53,417 and 144,620, respectively, were withheld or sold to pay taxes due in connection with the vesting. Excludes PRSUs allocated but not granted for Messrs. Segal, Derella and Montano and Ms. Gadde for which performance targets have not yet been set and determined for fiscal years 2019—2021.

(4)

Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date of vest (until May 14, 2014) and the date prior to the day of vesting (after May 14, 2014), or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Messrs. Segal, Derella and Montano and Ms. Gadde, $6,094,144, $2,941,150, $1,930,548 and $4,832,074, respectively, represents net proceeds after shares withheld or sold for taxes.

Pension Benefits

Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our Named Executive Officers are entitled to participate.

Potential Payments Upon Termination or Change of Control

All of our Named Executive Officers (other than Mr. Dorsey) participate in our Severance Policy, which provides standardized payments and benefits to the Named Executive Officers in the event of an Involuntary Termination either in connection with a Change of Control or during normal course of business in order to make these benefits consistent among the executives who have these arrangements. The compensation committee approves all participants under the Severance Policy and the level of benefit applicable to each participant. In the case of a Change of Control event, we

64	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Table

believe that these arrangements assist to maximize stockholder value and maintain executive focus in the immediate period prior to, during and after the Change of Control event. We do not have any requirement to make payments simply based on the occurrence of a Change of Control (“single trigger” provisions). The Severance Policy does include a “double” trigger provision meaning that both a Change of Control and termination of employment must occur for the participant to receive the benefit. The material terms of these post-employment arrangements are set forth below, but generally each of our Named Executive Officers who signs and does not revoke our standard separation agreement and release of claims, which currently includes non-solicitation, non-disparagement and confidentiality conditions in connection with an Involuntary Termination of employment would be entitled to benefits, as specified in the participation agreement between that eligible employee and Twitter, as follows: (i) a lump sum severance payment equal to 100% of such eligible employee’s annual base salary in connection with a Change of Control, and a lump sum severance payment equal to 100% of such eligible employee’s annual base salary not in connection with a Change of Control, (ii) payment for up to 12 months under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums to continue health insurance coverage for such eligible employee and his or her eligible dependents that were covered under our healthcare plan in connection with a Change of Control, and 6 months of such premiums upon a qualifying employment termination not in connection with a Change of Control, and (iii) acceleration of vesting of 50% (or 100% in the case of our CFO) of the shares underlying all unvested equity awards held by such eligible employee immediately prior to such Involuntary Termination in connection with a Change of Control, and at least 12.5% for all eligible employees for a qualifying employment termination not in connection with a Change of Control. The compensation committee reviews the equity acceleration percentage for each participant and will adjust as and when necessary to align with peer company practices. Mr. Dorsey declined to participate in our Severance Policy.

NAME	% OF BASE SALARY UPON TERMINATION AS A RESULT OF A CIC	% OF ACCELERATED VESTING UPON TERMINATION AS A RESULT OF A CIC	% OF BASE SALARY UPON TERMINATION NOT IN CONNECTION WITH A CIC	% OF ACCELERATED VESTING UPON TERMINATION NOT IN CONNECTION WITH A CIC
Ned Segal	100%	100%	100%	12.5%
Vijaya Gadde	100%	50%	100%	12.5%
Matthew Derella	100%	50%	100%	12.5%
Michael Montano	100%	50%	100%	12.5%

“Involuntary Termination” means a termination of employment by Twitter other than for Cause, death or disability or a termination of employment by the employee for Good Reason.

“Good Reason” means termination of employment within thirty (30) days following the “notice and cure period” in the next paragraph following the occurrence of one or more of the following events, without the employee’s express written consent: (a) a material adverse change in the nature or scope of the employee’s authority, powers, functions, duties, responsibilities, or reporting relationship (including ceasing to directly report to the chief executive officer or board of directors of a publicly traded entity, as applicable); (b) a material reduction by Twitter in the employee’s rate of annual base salary; (c) the failure of Twitter to continue any material compensation plan in which the employee is participating, unless the employee is permitted to participate in other plans providing the employee with substantially comparable compensation-related benefits, or the taking of any action by Twitter which would adversely affect the employee’s participation in or materially reduce the employee’s compensation-related benefits under any such plan; or (d) the failure of Twitter to obtain from any successor or transferee of Twitter an express written and unconditional assumption of Twitter’s obligations under the Severance Policy.

Employment may be terminated by the employee for Good Reason only if an event or circumstance set forth in the Good Reason definitions as specified in (a) through (d) above shall have occurred and the employee provides Twitter with written notice thereof within ninety (90) days after the employee has knowledge of the occurrence or existence of

TWITTER, INC. / 2019 Proxy Statement	65

EXECUTIVE COMPENSATION

Compensation Tables

such event or circumstance, which notice shall specifically identify the event or circumstance that the employee believes constitutes Good Reason, Twitter fails to correct the circumstance or event so identified within thirty (30) days after the receipt of such notice, and the employee resigns after the expiration of the cure period referenced in the preceding clause.

“Cause” means (a) the unauthorized use or disclosure of Twitter’s confidential information or trade secrets, which use or disclosure causes material harm to Twitter; (b) the breach of any agreement between the employee and Twitter; (c) the failure to comply with Twitter’s written policies or rules, including its code of conduct; (d) the conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (e) gross negligence or willful misconduct in the performance of the employee’s duties; (f) the continuing failure to perform assigned duties after receiving written notification of the failure from the board of directors (or for eligible employees other than the Chief Executive Officer, from the Chief Executive Officer); or (g) the failure to cooperate in good faith with a governmental or internal investigation of Twitter or its directors, officers or employees, if Twitter has requested cooperation; provided, however, that “Cause” will not be deemed to exist in the event of subsections (b), (c) or (f) above unless the employee has been provided with (i) 30 days’ written notice by the board of directors or the act or omission constituting “Cause” and (ii) 30 days’ opportunity to cure such act or omission, if capable of cure.

“Change of Control” means the occurrence of any of the following events:

A. Change in Ownership of Twitter. A change in the ownership of Twitter which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Twitter that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of Twitter; provided, however, that the acquisition of additional stock by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the stock of Twitter will not be considered a Change of Control; or

B. Change in Effective Control of Twitter. If Twitter has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of Twitter which occurs on the date that a majority of members of the board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election. For purposes of this clause (B), if any Person is considered to be in effective control of Twitter, the acquisition of additional control of Twitter by the same Person will not be considered a Change of Control; or

C. Change in Ownership of a Substantial Portion of Twitter’s Assets. A change in the ownership of a substantial portion of Twitter’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from Twitter that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Twitter immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of Twitter’s assets: (i) a transfer to an entity that is controlled by Twitter’s stockholders immediately after the transfer, or (ii) a transfer of assets by Twitter to: (a) a stockholder of Twitter (immediately before the asset transfer) in exchange for or with respect to Twitter’s stock, (b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by Twitter, (c) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of Twitter, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person.

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A of the Code.

The table below outlines the estimated amount of payments and benefits that we would provide to our Named Executive Officers assuming that their employment was terminated as of December 31, 2018 (including in connection with a Change of Control) and the price per share of common stock was $28.74, the closing market price on December 31, 2018 (the last trading day of 2018). None of our Named Executive Officers are currently entitled to retirement benefits or additional benefits upon voluntary termination, death or disability.

66	TWITTER, INC. / 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Tables

The employment of the Named Executive Officers did not actually terminate on December 31, 2018, nor did Twitter incur a Change of Control on December 31, 2018. As a result, the Named Executive Officers did not receive any of the amounts shown in the table below. The actual amounts to be paid to a Named Executive Officer in connection with a termination event or a Change of Control event can only be determined at the time of such termination event.

Each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination. These amounts include accrued base salary and other employee benefits to which the Named Executive Officer was entitled on the date of termination, and are not shown in the table below.

EXECUTIVE	PAYMENT ELEMENTS	INVOLUNTARY TERMINATION AS A RESULT OF A CIC ($)	INVOLUNTARY TERMINATION NOT IN CONNECTION WITH A CIC ($)	VOLUNTARY TERMINATION ($)
Ned Segal	Salary	500,000	500,000	—
	PRSUs (1)	9,915,329	1,239,416	—
	RSUs	16,233,990	2,029,949	—
	Health Coverage (2)	24,916	12,458	—
	Total	26,674,235	3,781,823	—
Vijaya Gadde	Salary	500,000	500,000	—
	PRSUs (1)	6,006,660	1,501,665	—
	RSUs	6,099,131	1,524,783	—
	Health Coverage (2)	24,739	12,370	—
	Total	12,630,530	3,538,818	—
Matthew Derella	Salary	500,000	500,000	—
	PRSUs (1)	862,200	215,550	—
	RSUs	6,619,224	1,654,806	—
	Health Coverage (2)	26,603	13,302	—
	Total	8,008,027	2,383,658	—
Michael Montano	Salary	350,000	350,000	—
	PRSUs (1)	2,277,257	569,314	—
	RSUs	6,298,069	1,574,517	—
	Health Coverage (2)	8,210	4,105	—
	Total	8,933,536	2,497,936	—
(1)

Represents conversion of target number of PRSUs into RSUs on a one for one basis pursuant to the terms of the Severance Policy. Includes PRSUs under the 2013 Plan at the target award level for the 2018 fiscal year performance period (GAAP Revenue and Adjusted EBITDA performance goals) and 2018—2019 fiscal year performance period (TSR performance goal) as described in the section titled “Executive Compensation—Compensation Discussion and Analysis—Elements of Pay and 2018 Compensation Decisions—Equity Compensation” on page 49. Includes PRSUs allocated but not granted for Messrs. Segal, Derella and Montano and Ms. Gadde for which performance targets have not yet been set and determined for fiscal years 2019—2020 at the target award level.

(2)

Represents six months of Twitter-paid insurance coverage under COBRA in the case of an Involuntary Termination not associated with a CIC and twelve months of Twitter paid insurance coverage in the case of an Involuntary Termination associated with a CIC.

TWITTER, INC. / 2019 Proxy Statement	67

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2018, including our Twitter, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). No warrants are outstanding under any of the foregoing plans. We refer to these plans collectively as our “Equity Compensation Plans.”

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	34,967,499	(1)	$9.52	(2)	212,984,887	(3)
Equity compensation plans not approved by security holders (4)	313,604		$2.01
Total	35,281,103		$8.88		212,984,887
(1)	This amount includes the following shares that may be issued under the 2007 Equity Incentive Plan (“2007 Plan”), 2013 Plan and 2016 Equity Incentive Plan (“2016 Plan”):

•	shares that may be issued in connection with outstanding stock options; and

•	shares that may be issued in connection with stock awards.

(2)

Indicates a weighted average price for 3,378,465 outstanding options under our 2007 Plan and 2013 Plan. It does not take into account the shares of our common stock underlying RSUs and PRSUs, which have no exercise price.

(3)

As of December 31, 2018, an aggregate of 175,964,770 shares remained available for issuance under the 2013 Plan and 2016 Plan and 37,020,117 shares remained available for future issuance under the Purchase Plan. Permissible awards under the 2013 Plan and 2016 Plan include incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares. In addition, our 2013 Plan provides that on the first day of each fiscal year beginning in 2014 and ending in (and including) 2023, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 60,000,000 shares, (ii) 5% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. Our Purchase Plan provides that on the first day of each fiscal year beginning in 2014 and ending in (and including) 2033, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 11,300,000 shares, (ii) 1% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. On January 1, 2019, the number of shares available for issuance under our 2013 Plan and our Purchase Plan increased by 38,212,863 shares and 7,642,572 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

(4)

Includes the following plans: Afterlive.tv Inc. 2010 Stock Plan, Bluefin Labs, Inc. 2008 Stock Plan, CardSpring Inc. Amended and Restated 2011 Equity Incentive Plan, Crashlytics, Inc. 2011 Stock Plan, Gnip, Inc. 2008 Incentive Plan, as amended, Magic Pony Technology Limited EMI Share Option Scheme, Magic Pony Technology Limited Individual Option Deed, MoPub Inc. 2010 Equity Incentive Plan, The Niche Project, Inc. 2014 Equity Incentive Plan, Smyte Inc. Amended and Restated 2014 Stock Option and Grant Plan, TellApart, Inc. 2009 Stock Plan, Zipdial Mobile Solutions Private Limited Employee Stock Option Plan 2011.

68	TWITTER, INC. / 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of the Record Date for:

•	each of our directors and nominees for director;

•	each of our Named Executive Officers;

•	all of our current directors and executive officers as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 767,912,563 shares of our common stock outstanding as of the Record Date. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date or issuable pursuant to RSUs and PRSUs which are subject to vesting conditions expected to occur within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the stock option, RSU or PRSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twitter, Inc., 1355 Market Street, Suite 900, San Francisco, California 94103. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Named Executive Officers and Directors:
Jack Dorsey (1)	18,042,428	2.34%
Omid R. Kordestani (2)	1,053,350	*
Ned Segal	212,226	*
Vijaya Gadde (3)	459,210	*
Matthew Derella (4)	60,621	*
Michael Montano (5)	145,018	*
Martha Lane Fox (6)	31,954	*
Debra Lee (7)	34,696	*
Ngozi Okonjo-Iweala (8)	4,803	*
Patrick Pichette (9)	9,039	*
David Rosenblatt (10)	318,941	*
Bret Taylor (11)	35,229	*
Robert Zoellick (12)	4,803	*
All executive officers and directors as a group (14 persons) (13)	20,412,318	2.65%
Other 5% Stockholders:
The Vanguard Group (14)	73,062,801	9.51%
BlackRock, Inc. (15)	46,144,230	6.01%
Morgan Stanley and Morgan Stanley Investment Management, Inc. (16)	43,313,009	5.64%

TWITTER, INC. / 2019 Proxy Statement	69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)

Consists of (i) 13,704,901 shares held of record by the Jack Dorsey Revocable Trust dated December 8, 2010, for which Mr. Dorsey serves as trustee, (ii) 2,337,527 shares held of record by the Jack Dorsey 2010 Remainder Trust, for which Mr. Dorsey serves as trustee and (iii) 2,000,000 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date.

(2)

Consists of (i) 353,350 shares held of record by Mr. Kordestani and (ii) 700,000 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested.

(3)	Consists of (i) 413,099 shares held of record by Ms. Gadde and (ii) 46,111 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(4)	Consists of (i) 12,050 shares held of record by Mr. Derella and (ii) 48,571 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(5)	Consists of (i) 114,917 shares held of record by Mr. Montano and (ii) 30,101 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(6)	Consists of (i) 30,317 shares held of record by Ms. Lane Fox and (ii) 1,637 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(7)	Consists of (i) 33,059 shares held of record by Ms. Lee and (ii) 1,637 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(8)	Consists of (i) 2,401 shares held of record by Dr. Okonjo-Iweala and (ii) 2,402 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(9)	Consists of (i) 7,402 shares held of record by Mr. Pichette and (ii) 1,637 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(10)

Consists of (i) 47,304 shares held of record by Mr. Rosenblatt, (ii) 270,000 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested and (iii) 1,637 shares issuable upon vesting of RSUs within 60 days of the Record Date.

(11)	Consists of (i) 33,155 shares held of record by Mr. Taylor and (ii) 2,074 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(12)	Consists of (i) 2,401 shares held of record by Mr. Zoellick and (ii) 2,402 shares issuable upon vesting of RSUs within 60 days of the Record Date.
(13)

Consists of (i) 17,304,109 shares held of record by our current directors and executive officers, (ii) 2,970,000 shares issuable pursuant to outstanding stock options which are exercisable within 60 days of the Record Date, all of which are fully vested and (iii) 138,209 shares issuable upon vesting of RSUs within 60 days of the Record Date.

(14)

According to the information reported by The Vanguard Group (“Vanguard”) on a Schedule 13G/A filed with the SEC on February 11, 2019, Vanguard beneficially owns an aggregate of 73,062,801 shares, which consists of (i) 877,293 shares as to which it has sole voting power, (ii) 162,056 shares as to which it has shared voting power, (iii) 72,033,551 shares as to which it has sole dispositive power and (iv) 1,029,250 shares as to which it has shared dispositive power. The address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355.

(15)

According to the information reported by BlackRock, Inc. (“BlackRock”) on a Schedule 13G filed with the SEC on February 11, 2019, BlackRock beneficially owns an aggregate of 46,144,230 shares, which consists of (i) 40,741,881 shares as to which it has sole voting power and (ii) 46,144,230 shares as to which it has sole dispositive power. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(16)

According to the information reported by Morgan Stanley and Morgan Stanley Investment Management, Inc. on a Schedule 13G jointly filed with the SEC on February 13, 2019, (i) Morgan Stanley beneficially owns an aggregate of 43,313,009 shares, which consists of (A) 38,213,831 shares as to which it has shared voting power and (B) 43,313,009 shares as to which it has shared dispositive power and (ii) Morgan Stanley Investment Management, Inc. beneficially owns an aggregate of 43,306,428 shares, which consists of (A) 38,207,250 shares as to which it has shared voting power and (B) 43,306,428 shares as to which it has shared dispositive power. The address of Morgan Stanley and Morgan Stanley Investment Management, Inc. is 1585 Broadway, New York, NY 10036.

70	TWITTER, INC. / 2019 Proxy Statement

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

The sister of Vijaya Gadde, our Chief Legal Officer and Secretary, is employed by us as Senior Manager, Strategic Publisher Management. Her annual salary and other cash compensation is approximately $240,000, and she receives benefits consistent with other employees serving in the same capacity. In addition, she received grants totaling 3,442 RSUs during the year ended December 31, 2018.

Other than as described above, since January 1, 2018, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Person Transactions

Our audit committee has the primary responsibility for reviewing and approving or ratifying related person transactions. We have a formal written policy providing that a related person transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related person transaction, our audit committee is to consider the relevant facts and circumstances available to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related person’s interest in the transaction. Our audit committee has determined that certain transactions will be deemed to be pre-approved by our audit committee, including certain executive officer and director compensation, transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our audit committee may approve the transaction and the transaction may be ratified by our audit committee in accordance with our formal written policy.

TWITTER, INC. / 2019 Proxy Statement	71

OTHER MATTERS

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2018, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the following failures to timely file, each of which was filed one day late: (i) a Form 4 for Robert Kaiden (filed with the SEC on June 28, 2018), (ii) a Form 4 for Martha Lane Fox (filed with the SEC on September 5, 2018) and (iii) a Form 4 for Patrick Pichette (filed with the SEC on September 5, 2018).

Fiscal Year 2018 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2018 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at

https://investor.twitterinc.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about Twitter’s future financial and operating performance, expectations regarding its strategies, product, and business plans, including its revenue and operational priorities, product initiatives, and product experiments; strategies for improving safety and expectations regarding the application of its abuse rules.

*        *        *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California

April 8, 2019

72	TWITTER, INC. / 2019 Proxy Statement

TWITTER, INC.

1355 MARKET STREET

SUITE 900

SAN FRANCISCO, CA 94103

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TWTR2019

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E67463-P19038	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWITTER, INC.

The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors
Nominees:	For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain
1a. Jack Dorsey	☐	☐	☐	4.	A stockholder proposal regarding simple majority vote.	☐	☐	☐
1b. Patrick Pichette	☐	☐	☐	5.	A stockholder proposal regarding a report on our content enforcement policies.	☐	☐	☐
1c. Robert Zoellick	☐	☐	☐	6.	A stockholder proposal regarding board qualifications.	☐	☐	☐
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

E67464-P19038

TWITTER, INC. Annual Meeting of Stockholders May 20, 2019 12:30 PM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jack Dorsey, Ned Segal and Vijaya Gadde, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TWITTER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 PM PDT on May 20, 2019 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually at: www.virtualshareholdermeeting.com/TWTR2019. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting - What do I need to do to attend the Annual Meeting virtually?”.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side